SCHEDULE "A"

EMPIRE MINE CLAIMS

SCHEDULE "B"

SULTANA LEASE

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2

3

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2

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SCHEDULE "C"

UNDERLYING AGREEMENTS

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19

2

3

MINERAL CLAIM OPTION AGREEMENT

THIS AGREEMENT is made as of the 29th day of May, 2006.

BETWEEN:

TRIO GOLD CORP., a company duly incorporated pursuant to the laws of the Province of Alberta and having its business office situated at Suite 145 – 251 Midpark Boulevard S.E., Calgary, Alberta, T2T 1S3

(hereinafter referred to as "**Trio**"")

OF THE FIRST PART

AND:

JOURNEY RESOURCES CORP., a company duly incorporated pursuant to the laws of the Province of British Columbia and having its business office situated at Suite 1208 – 808 Nelson Street, Vancouver, British Columbia, V6Z 2H2

(hereinafter referred to as "**Journey**")

OF THE SECOND PART

WHEREAS:

(A) Sultana Resources, LLC ("**Sultana**") entered into mining lease agreements with Mackay, LLC (successor in interest to Beaver Creek Silver, LLC) ("**Mackay**") and Honolulu Copper Corporation ("**Honolulu**") (collectively the "**Underlying Owners**") dated December 20, 1999 and March 16, 2000 respectively, as amended by an amendment agreement dated July 3, 2004, whereby Sultana acquired a 100% leasehold interest in and to certain mineral claims situated in Custer County, Idaho, which claims comprise the Empire Mine Project, as more particularly described in Schedule "A" attached hereto (the "**Claims**");

(B) Pursuant to a mining lease agreement with Sultana dated March 17, 2004, as amended June 30, 2004, Trio acquired the right to earn an undivided 100% leasehold interest in and to the Claims, subject to certain terms and conditions as outlined in such agreement;

(C) Trio wishes to grant an exclusive option to Journey to acquire a 50% undivided right, title and interest in and to the Claims comprising the Empire Mine Project upon the terms and conditions herein; and

(D) It is the intention of the parties hereto that, upon exercise of the Option and provided Journey is not in default, Journey will have been deemed to have earned a 50% interest in and to the Claims and a Joint Venture between Trio and Journey will have been formed in accordance with the terms and conditions herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency which is hereby acknowledged, the parties agree as follows:

PART 1

DEFINITIONS

1.1 In this Agreement, except as otherwise expressly provided or as the context otherwise requires herein:

(a) "**Area of Common Interest**" means, subject to Part 17, the area included within three (3) kilometres of the boundaries of the Property, but excluding any third party mineral claims in existence as of May 31, 2006;

(b) "**Claims**" means those mining claims and other mining interests derived from any such claims which are further described in Schedule "A" hereto;

(c) "**Closing Date**" means the date upon which this agreement is executed;

(d) "**Effective Date**" means the date upon which the Exchange grants to Journey its acceptance respecting this Agreement;

(e) "**Exchange**" means the TSX Venture Exchange;

(f) **"Exploration Expenditures"** means all direct or indirect costs and expenses incurred by Journey in respect of prospecting, exploring and developing the Property (plus an allowance of 7.5% for administrative overhead).

(g) "**Joint Venture**" means the joint venture to be formed between Trio and Journey in respect of the Property upon exercise of the Option ;

(h) "**Joint Venture Agreement**" means the Joint Venture Agreement containing, but not limited to terms and conditions as set out in Part 7 to be entered into between Trio and Journey if Journey exercises this Option;

(i) "**Journey Shares**" means the 700,000 common shares of Journey issued to Trio as part of the purchase price as set out in Section 4.1;

(j) "**NSR Interests**" means the 3% net smelter royalty in favour of Mackay and Honolulu under the Underlying Agreements and the 0.5% net smelter royalty in favour of Sultana under the Sultana Lease;

(k) "**Option**" means the exclusive rights herein granted by Trio to Journey to permit Journey to acquire a 50% right, title and interest in and to the Property as provided in Part 4;

(m) "**Option Period**" means the period from the date hereof to and including the earliest of:

(i) the date of exercise of the Option; and

(ii) the termination hereof pursuant to Part 16 ;

(n) "**Property**" means, the Claims, as they may be augmented or reduced under Part 12, and a reference herein to a mineral claim comprised in the Property includes any mineral leases or other interests into which such mineral claim may have been converted, and Property includes all Property Rights;

(o) "**Property Rights**" means all licenses, permits, easements, rights-of-way, surface or water rights and other rights, approvals obtained by any of the parties either before or after the date of this Agreement and necessary or desirable for the development of the Property, or for the purpose of placing the Property into production or continuing production therefrom;

(p) "**Sultana Lease**" means the mining lease agreement between Trio and Sultana dated March 17, 2004, as amended June 30, 2004, a copy of which is attached hereto as Schedule "B";

(q) **Underlying Agreements"** means the mining lease agreements between Sultana, Mackay and Honolulu dated December 20, 1999 and March 16, 2000 respectively, as amended by an amendment agreement dated July, 3, 2004, which are attached hereto as Schedule "C";

(r) "**Underlying Owners**" means Mackay LLC (successor in interest to Beaver Creek Silver) and Honolulu Copper; and

(s) "**Schedules**" means the documents attached hereto as follows:

(i) Schedule "A" – The Empire Claims;

(ii) Schedule "B" – Sultana Lease; and

(iii) Schedule "C" – Underlying Agreements.

PART 2

REPRESENTATIONS, WARRANTIES AND COVENANTS OF TRIO

2.1 Trio represents and warrants to the best of its knowledge and belief that:

(a) it has been duly incorporated and validly exists as a corporation in good standing under the laws of Alberta and is authorized to hold mineral claims in the State of Idaho;

(b) Schedule "B" is a true, accurate and complete copy of the Sultana Lease, which was duly authorized, executed and delivered by and constitutes a legal, valid and binding obligation of Trio and to the best of its knowledge after due inquiry, was duly authorized, executed and delivered by and constitutes a legal, valid and binding obligation of Sultana;

(c) to the best of its knowledge after due inquiry, true, accurate and complete copies of the Underlying Agreements are attached as Schedule "C" and such Underlying Agreements were duly authorized, executed and delivered by and constitute a legal, valid and binding obligation of the Underlying Owners and Sultana;

(d) subject to applicable Federal or State laws, rules and regulations, Trio:

(i) has the exclusive right to earn an undivided 100% interest in and to the Claims and all associated Property Rights, free and clear of all encumbrances, liens, charges and claims, other than the NSR Interests and the existing Hanson Drilling Lien which Trio believes to be a non-enforceable Lien, and will remain so until a 50% leasehold interest in and to the Claims is earned by Journey hereunder and duly recorded as contemplated hereby, and

(ii) has the right under the Sultana Lease to compel Sultana to assign to Trio the 100% interest in and to the Claims free and clear of all encumbrances, liens, charges and claims other than the NSR Interests;

(e) has not been advised that there are any taxes or rentals due in respect of the Claims, and believes all payments, royalties, fees and required expenditures which were due under the terms of the Underlying Agreements and Sultana Lease as of the date of this Agreement have been paid, including without limitation, all annual payments and costs associated in maintaining and keeping the Underlying Agreements in good standing that are payable by Sultana in accordance with the terms of the Sultana Lease;

(f) the Claims have been duly and validly located, staked and recorded in compliance with the laws of the jurisdiction in which they are situate and are in good standing with the applicable mining recording office on the date hereof;

(g) no third party consent of any kind is required to enter into this Agreement and grant the Option contemplated hereby, other than as may be referred to herein;

(h) other than the letter of complaint from Baird Hanson Williams LLP dated January 13, 2006 representing Sultana, a copy of which Journey acknowledges receipt of, there are no adverse claims or challenges against or to the ownership of or title to any of the mineral Claims comprising the Property, nor to their knowledge is there any basis therefor, and, subject to applicable Federal or State laws, rules and regulations, there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof, and no person has any royalty or other interest whatsoever in production from any of the mineral Claims comprising the

Property, other than as described in the Sultana Lease and Underlying Agreements;

(i) upon request by Journey, Trio will deliver or cause to be delivered to Journey copies of all available maps and other documents and data in their possession respecting the Claims comprising the Property;

(j) Trio shall assume sole responsibility and liability for any obligations outstanding as of the date hereof with respect to reclamation of the Claims comprising the Property;

(k) the execution and delivery of this Agreement and the agreements contemplated hereby by Trio, will not violate or result in the breach of the laws of any jurisdiction applicable, or pertaining thereto or of their respective constating documents; and

(l) this Agreement constitutes a legal, valid and binding obligation of the parties hereto.

2.2 The representations and warranties contained in this Part 2 are provided for the exclusive benefit of Journey, and a breach of any one or more thereof may be waived by Journey in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty; and the representations and warranties contained in this Part 2 will survive the execution hereof and continue throughout the Option Period.

PART 3

REPRESENTATIONS AND WARRANTIES OF JOURNEY

3.1 Journey represents and warrants to Trio, now and as at the Effective Date, that:

(a) it has been duly incorporated and validly exists as a corporation in good standing under the laws of British Columbia and is authorized to hold mineral claims in the State of Idaho;

(b) it has duly obtained all necessary corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it;

(c) neither the execution and delivery of this Agreement by Journey, nor the performance by Journey of its obligations hereunder conflicts with Journey's constating documents or any agreement to which it is bound;

(d) it is a reporting issuer under the *Securities Act* (British Columbia) (the "**Act**") and the *Securities Act* (Alberta) (the "**Alberta Act**"), and is not listed on the list of reporting issuers in default of any requirement of the Act or the Alberta Act or the regulations made thereunder as maintained by the British Columbia Securities Commission or the Alberta Securities Commission;

(e) the Shares will, at the time of delivery to Trio, be duly authorized and validly allotted and issued as fully paid and non-assessable, free of any liens, charges or encumbrances;

(f) no order ceasing or suspending trading in securities of Journey or prohibiting the sale or issuance and delivery of such securities is outstanding, and no proceedings for such purpose are pending or, to the best of the knowledge of Journey, threatened;

(g) on the date of receipt by Trio of the certificate or certificates representing the Shares, every consent, approval, authorization, order or agreement of the Exchange that is required for the issuance of the Shares and the delivery to Trio of such certificate or certificates to be valid will have been obtained and will be in effect; and

(h) the Shares are part of a class of shares of Journey that is currently listed and posted for trading on the Exchange and, at the time of the delivery of the certificates representing the Shares to Trio, will have been approved and listed on the Exchange.

3.2 The representations and warranties contained in Section 3.1 are provided for the exclusive benefit of Trio and a breach of any one or more thereof may be waived by Trio in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty; and the representations and warranties contained in Section 3.1 will survive the execution hereof and continue throughout the Option Period.

PART 4

GRANT AND EXERCISE OF THE OPTION

4.1 Subject to the terms of this Agreement, Trio hereby grants to Journey the sole and exclusive right and option to acquire 50% of its respective right, title and interest in and to the Property, free and clear of all charges and encumbrances, by paying to Trio consideration consisting of the following:

(a) $200,000 payable in cash on the Closing Date;

(b) USF $50,000 non-refundable deposit on the Closing Date;

(c) issuing 700,000 common shares in its capital at a deemed price of $0.30, on the Effective Date;

(d) incurring a total of up to US$1,500,000 in Exploration Expenditures on the Property on or before August 31, 2007; and

(e) Any remaining Exploration Expenditures referred to in Section 4.1(d) above as at the earlier of:

(i) August 31, 2007; or

(ii) upon a full feasibility report being completed and accepted;

shall be contributed towards the carrying out further operations, exploration, development, marketing and/or production work on the Property under the Joint Venture as agreed to by Trio and Journey.

4.2 Trio acknowledges that the share certificate issued pursuant to this Part 4 will be registered in the name of "Trio Gold Corp." and have imprinted thereon a legend restricting transfer in Canada for four months plus one day from the date of the issuance of the Shares.

4.3 All payments of cash to be made by Journey pursuant to this Part 4 will be by way of cheque made payable to "Trio Gold Corp."

PART 5

ASSIGNMENT OF OPTION

5.1 Subject to Part 11, Journey may assign all or part of its obligations under this Agreement during the Option Period to any third party (the "**Assignee**") with consent of Trio, such consent not to be unreasonably withheld, providing that the Assignee agrees to execute an acknowledgement to be bound by all the terms and conditions of this agreement and the contemplated joint venture.

PART 6

EXERCISE OF OPTION

6.1 Journey may in its sole discretion at any time accelerate the payment of the amounts required by Section 4.1 to exercise the Option and thereby acquire a 50% lease interest of Trio in the Property.

6.2 If and when the Option has been exercised, 50% of the right, title and interest in and to the Property will vest in Journey free and clear of all charges, encumbrances and claims, save and except those contained in the Sultana Lease and Underlying Agreements, subject to applicable State or Federal laws, rules and regulations applicable to the Property.

6.3 Journey will be entitled to record a notice of the existence of this Option in the applicable mining recorder's office.

6.4 Once Journey has exercised its Option by completing the payment and expenditure requirements contemplated herein, then it will have been deemed to have earned a 50% interest in and to the Claims and a Joint Venture between Trio and Journey will have been formed.

PART 7

JOINT VENTURE

7.1 Following the exercise of the Option by Journey, Trio and Journey will form a Joint Venture for the purpose of carrying out further exploration, development and production work on the Property, to engage in marketing products and will in good faith, negotiate and execute a Joint Venture Agreement, which agreement shall include, but not be limited to, the particular provisions contained in this Part 7.

7.2 The project shall be run on a 50%/50% basis, with both parties contributing equally. The money spent in total on the project at the point of execution of the Joint Venture Agreement will be deemed to be the current value of the project (the "**PV**"). The PV will be updated each time an expenditure is made.

7.3 Direction of the Joint Venture will be conducted by a management committee. The party with the most Interest in the project shall have the deciding vote. In the case where the parties have an equal interest, Journey has the deciding vote. The party with the deciding vote is the "**Manager**" and "**Operator**".

7.4 All operations on and in connection with the Property shall be managed by a committee (the "**Management Committee**") comprising two representatives of each party. All decisions of the Management Committee shall be made by simple majority of the votes cast. The representative of a party in the Management Committee shall have such number of votes as equals such party's Interest at the time of the vote. If there is a tied vote, the representative of the Operator shall have the additional deciding vote.

7.5 A Management Committee meeting must be held quarterly with at least one representative from each of the parties to form a quorum. The Operator shall present a project update and budget. Meetings can be held in person or by telephone.

7.6 Management fee shall be paid based on a percentage of Expenditures, as follows:

(i) to Journey for commitment and option: 7.5%;

(ii) to Manager after Joint Venture formation: 3% - for all qualified exploration expenditures incurred; and

(iii) to Manager after full feasibility report accepted: 3% - for all qualified expenditures during construction, development and operations of the mine.

The management fee shall cover all Managers home office overhead all general and administrative expenses including telephone, faxes, and direct management salaries and wages.

7.7 Journey, until the Joint Venture Agreement is entered into and the Manager after the Joint Venture Agreement is entered into may, at its discretion from time to time, invite the non-managing party to contribute to the agreed to budget and participate in the program. When

this occurs the non-managing party will invoice the budget and no management fee will be applied to these funds.

7.8 All operations on and in connection with the Claims shall be carried out exclusively by the Operator. The Operator shall have the right to retain subcontractors only as recommended by the Management Committee. Journey shall be the initial Operator. The Operator shall be deemed to resign 30 days from the date that any of the following occur:

(a) The Operator has less than a 50% interest;

(b) Operator fails to perform the obligation and duties imposed upon it by the Management Committee;

(c) Operator fails to pay the Joint Venture bills within 30 days after they are due, unless contested in good faith by Operator;

(d) If a receiver, liquidator, assignee, custodian, trustee or similar official is appointed;

(e) The Operator commences bankruptcy or insolvency action;

(f) The Operator incurs expenses that are not approved by the Management Committee; or

(g) The Operator voluntarily resigns.

In the event that the Operator is replaced the party with the highest remaining interest in the Property shall become the Operator.

7.9 At the commencement of the joint venture, the parties' respective Interests and deemed exploration expenditures shall be as follows:

Party	**Interest**	**Deemed Exploration Expenditures**
Trio	50%	50% of PV
Journey	50%	50% of PV

7.10 Funding of the project will be as follows:

(a) each party will contribute to all costs in proportion to its percentage of undivided Property interest ("**Interest**") from time to time;

(b) each party will have 90 days from the Management Committee's approval date to elect to fund their respective share of the estimated capital costs or exploration costs. 50% of these funds must be provided prior to the expenditure commitment,

and these shall be held in trust. The other 50% shall be provided once the Manager gives evidence of the expenditure;

(c) if either party elects not to contribute their share of the capital costs or exploration costs of the project, then the other party has the right to contribute to the non-contributing party's share of capital costs or exploration costs to the project and dilute down ownership Interest of the non-contributing party, using the capital costs or exploration costs of the project as the denominator for dilution calculation purposes;

(d) if the non-contributing party first elected to contribute their share of capital costs or exploration costs to the project and fails to do so for whatever reason, then this party is considered to be delinquent. In this case an accelerated dilution formula will apply by using 50% of the capital costs or exploration costs of the feasibility study as the denominator for dilution calculation purposes;

(e) if at any time either party's working Interest in the project is reduced below 10%, then their interest will automatically convert to a 5% net project interest (the "**NPI**"); and

(f) the Operator shall be entitled to include in each budget, in addition to the amounts to be actually expended, the reasonably estimated cost of satisfying continuing obligations relating to environmental protection, rehabilitation, reclamation and de-commissioning.

PART 8

RIGHT OF ENTRY

8.1 Throughout the Option Period, the directors and officers of Journey and its employees, agents and independent contractors, will have the sole and exclusive right in respect of the Property to:

(a) enter thereon;

(b) have exclusive and quiet possession thereof;

(c) do such prospecting, exploration, development and/or other mining work thereon and thereunder as Journey in its sole discretion may determine advisable;

(d) bring upon and erect upon the Property buildings, plant, machinery and equipment as Journey may deem advisable; and

(e) remove therefrom and dispose of reasonable quantities of ores, mineral and metals for the purpose of obtaining assays or conducting other tests.

PART 9

OBLIGATIONS OF THE PARTIES DURING OPTION PERIOD

9.1 During the term of the of this agreement Journey will at all times:

(a) permit the directors, officers, employees and designated consultants of Trio, at their own risk, access to the Property at all reasonable times, and providing Trio agrees to indemnify Journey against and to save Journey harmless from all costs, claims, liabilities and expenses that Journey may incur or suffer as a result of any injury (including injury causing death) to Trio and their respective employees or designated consultants while on the Property;

(b) deliver to Trio on or before six months of each anniversary hereof, a report (including up-to-date maps if there are any) describing the results of work done in the last completed calendar year, together with reasonable details of Exploration Expenditures incurred by Journey in respect of prospecting, exploring and developing the Property;

(c) do all work on the Property in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority and file for all available credits.

(d) Journey shall deliver to Trio via telephone, fax or email exploration and activity reports on a timely basis. Journey shall instruct the assay laboratory conducting assays to deliver to Trio a copy of each assay report concurrently with the assay laboratory's delivery of such report to Journey.

9.2 During the Option Period, if applicable, Trio will:

(a) copy Journey on all communications sent to or received from any party whatsoever in respect of the Property;

(b) not enter into any transactions regarding their respective interests in the Property without the prior consent of Journey, such consent not to be unreasonably withheld; and

(c) not do, nor omit to do anything, which would constitute a breach of the Sultana Lease.

PART 10

TERMINATION OF OPTION

10.1 If the Option is terminated other than upon the exercise thereof pursuant to Part 4, Journey will deliver at no cost to Trio within 90 days of such termination copies of all reports, maps, assay results and other relevant technical data compiled by or in the possession of Journey with respect to the Property.

10.2 Notwithstanding termination of the Option, Journey will have the right, within a period of 90 days following the end of the Option Period, to remove from the Property all buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the Property by or on behalf of Journey, and any such property not removed within such 90-day period will thereafter, only if Trio elects in writing, become the property of Trio.

PART 11

TRANSFERS

11.1 Journey may at any time (and from time to time) either during the Option Period or thereafter, sell, transfer or otherwise dispose of all or any portion of its interest in and to the Property and this Agreement, provided that Trio consent to the disposition and any purchaser, assignee, grantee or transferee of any such interest, will have first delivered to Trio its agreement related to this Agreement and to the Property, containing:

(a) a covenant by such transferee to perform all the obligations of Journey to be performed under this Agreement in respect of the interest to be acquired by it from Journey to the same extent as if this Agreement had been originally executed by Journey and such transferee as joint and several obligors making joint and several covenants; and

(b) a provision subjecting any further sale, transfer or other disposition of such interest in the Property and this Agreement or any portion thereof to the restrictions contained in this Section 11.1.

11.2 No assignment by Journey of any interest less than its entire interest in this Agreement and in the Property will, as between Journey and Trio, discharge Journey from any of its obligations hereunder, but upon the transfer by Journey of the entire interest at the time held by it under this Agreement (whether to one or more transferees and whether in one or in a number of successive transfers), Journey will be deemed to be discharged from all obligations hereunder save and except for the fulfilment of contractual commitments accrued due prior to the date on which Journey will have no further interest in this Agreement.

11.3 Trio may not sell, assign, transfer or otherwise dispose of all or any part of its interest in and to the Property during the Option Period other than to Journey as permitted under this Agreement, unless otherwise consented to in writing by Journey, such consent not to be unreasonably withheld.

PART 12

SURRENDER AND ACQUISITION OF PROPERTY INTERESTS BEFORE TERMINATION OF AGREEMENT

12.1 Journey may at any time during the Option Period, elect to surrender the Claims by giving 30 days notice to Trio of such intention, provided that as at the date of such surrender the Claims being surrendered shall be in good standing. If Journey elects to surrender any

portion of the property it shall give written notice to Trio and Trio shall have 30 days from such notice to request a reconveyance of the surrendered properties.

12.2 Upon any such election, the Claims so surrendered will for all purposes of this Agreement cease to form part of the Property.

PART 13

FORCE MAJEURE

13.1 Subject to complying with the terms of the Sultana Lease, if Journey is at any time either during the Option Period or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fuel shortages, fires, wars, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of Journey, the time limited for the performance by Journey of its obligations hereunder will be extended by a period of time equal in length to the period of each such prevention or delay, provided however that nothing herein will discharge Journey from its obligations under Section 14.

13.2 Journey will within seven days give notice to Trio of each event of force majeure under this Section 13 and upon cessation of such event will furnish Trio with notice to that effect together with particulars of the number of days by which the obligations of Journey hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

PART 14

CONFIDENTIAL INFORMATION

14.1 No information furnished by Journey to Trio hereunder in respect of the activities carried out on the Property by Journey, or related to the sale of product derived from the Property, will be published by Trio without the prior written consent of Journey, such consent in respect of the reporting of factual data shall not be unreasonably withheld, and will not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporate laws.

PART 15

ARBITRATION

15.1 All disputes arising out of or in connection with this Agreement will be referred to and resolved by arbitration under the rules of the British Columbia International Commercial Arbitration Centre ("**BCICAC**") by a sole arbitrator.

15.2 Any party may refer any such matter to arbitration by written notice to the other parties and, within 30 days after receipt of such notice, the parties will endeavour to agree on the appointment of an arbitrator, who will be capable of commencing the arbitration within 21 days of his appointment. The arbitrator will be a person who by a combination of education and

experience is competent to adjudicate the matter in dispute and who has indicated his willingness and ability to act as arbitrator in accordance with this Part 16. If the parties are unable to agree on an arbitrator, the then President of the Association of Professional Engineers & Geoscientists of B.C. shall appoint the arbitrator.

15.3 The case will be administered by the BCICAC in accordance with its "Procedures for Cases under the BCICAC Rules". The place of arbitration will be Vancouver, British Columbia, Canada and the language of the arbitration will be English.

15.4 The award of the arbitrator will be final and binding upon each of the parties and will not be subject to appeal or judicial review.

PART 16

DEFAULT AND TERMINATION

16.1 If at any time during the Option Period either Journey or Trio (the "**Defaulting Party**") fails to perform any obligation required to be performed hereunder or any representation or warranty given by it proves to be untrue, which failure or breach materially interferes with the implementation of this Agreement, the other party (the "**Non-Defaulting Party**") may terminate this Agreement (without prejudice to any other rights they may have) providing:

(a) the Non-Defaulting Party first gives to the Defaulting Party a notice of default containing particulars of the obligation which the Defaulting Party has not performed, or the warranty breached;

(b) the Defaulting Party does not dispute the default, then if it is reasonably possible to cure the default without irreparable harm to the Non-Defaulting Party, the Defaulting Party does not, within 30 days after delivery of such notice of default, cure such default by appropriate payment or promptly commence to correct such default and diligently prosecute the matter until it is corrected; and

(c) if the Defaulting Party fails to comply with the provisions of this Section 16.1 the Non-Defaulting Party may thereafter cure the default or terminate this Agreement, and in the latter instance the provisions of Part 10 will then be applicable.

16.2 Journey may at any time terminate this Option by giving 30 days notice of termination to Trio and will thereupon be relieved of any further obligations in connection herewith but will remain liable for obligations which have accrued to the date of notice, and the provisions of Part 10 will then be applicable.

PART 17

NOTICES

17.1 Each notice, demand or other communication required or permitted to be given under this Agreement will be in writing and will be sent by personal delivery, fax or prepaid registered mail to the following addresses of the parties:

If to Trio, to:

Trio Gold Corp.
Suite 145 – 251 Midpark Boulevard. S.E.
Calgary, Alberta
T2T 1S3
Fax: (403) 262-9759

Attn: Harry Ruskowsky, President

If to Journey, to:

Journey Resources Corp.
1208 – 808 Nelson Street
Vancouver, B.C.
V6Z 2H2
Fax: (604) 633-2462

Attn: Jack Bal, President and CEO

17.2 The date of receipt of such notice, demand or other communication will be the date of delivery or fax thereof if delivered or faxed, or, if given by registered mail as aforesaid, will be deemed conclusively to be the third day after the same will have been so mailed except in the case of interruption of postal services for any reason whatever, in which case the date of receipt will be the date on which the notice, demand or other communication is actually received by the addressee.

17.3 Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice will be given to it thereafter until further change.

PART 18

GENERAL

18.1 This Agreement will supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

18.2 No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance of such other of its obligations hereunder will be deemed or construed to be a consent to or a waiver of any other breach or default.

18.3 The parties will promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interests from time to time of the parties in the Property.

18.4 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

18.5 This Agreement will be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

18.6 All sums of money referred to herein are expressed in Canadian currency unless otherwise specified.

18.7 The headings appearing in this Agreement are for general information and reference only and this Agreement will not be construed by reference to such headings.

18.8 All schedules hereto are incorporated into and form part of this Agreement. In interpreting this Agreement and any schedules hereto attached, where the context so requires, the singular will include the plural, and the masculine will include the feminine, the neuter, and vice versa.

18.9 No modification, alteration or waiver of the terms herein contained will be binding unless the same is in writing, dated subsequently hereto, and fully executed by the parties.

18.10 This Agreement may be executed in counterpart and by facsimile, each of which so signed shall be deemed to be an original and shall together constitute one and the same instrument.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto on the 29th day of May, 2006.

TRIO GOLD CORP.

Per: ______________________
Authorized Signatory

JOURNEY RESOURCES CORP.

Per: ______________________
Authorized Signatory

TENURE
Empire Mine - List of Claims

Honolulu Copper Group. - Patented Mining Claims
Portions of Section 1, Township 6 North, Range 23 East
Portions of Section 35 and 36, Township 7 North, Range 23 East
Portions of Section 31, Township 7 North, Range 24 East
Alder Creek Mining District, Custer County Idaho

Claim Name	USMS Number	Patent Number	Patent Date	Recording
Atlantic Millsite	1272B	30112	11/16/1897	16/92 deed
Blue Jay	2855	729417	1/22/1920	16/92 deed
Blue Jay No. 1	2842	809603	6/10/1921	16/92 deed
Blue Jay No. 2	2842	809603	6/10/1921	16/78 deed
Buene Vista	1887	443615	11/19/1914	6/376 deed
Continental	1887	443615	11/19/1914	6/376 deed
Copper Bullion	1272A	30112	11/16/1897	16/92 deed
Eastern	1272A	30112	11/19/1914	6/376 deed
Hannibal	1887	443615	1/19/1914	6/376 deed
Khedive	1887	443615	11/19/1914	6/376 deed
Leslie W.	1887	443615	11/19/1914	6/376 deed
Midwinter	1272A	30112	11/16/1897	16/92 deed
Occidental	1887	443615	11/19/1914	6/376 deed
Pacific Millsite	1272 B1	30112	11/16/1897	16/92 deed
Pasha	1887	443615	11/19/1914	6/376 deed
Remonitization	1887	443615	11/19/1914	6/376 deed
Rio Vista	1887	443615	11/19/1914	6/376 deed
Sultan	1887	443615	11/19/1914	6/376 deed
Sultana	1887	443615	11/19/1914	6/376 deed
Wellington	1887	443615	11/19/1914	6/376 deed

Honolulu Copper Group. - Unpatented Mining Claims
Portions of Section 1 and 2, Township 6 North, Range 23 East
Portions of Section 35 and 36, Township 7 North, Range 23 East
Alder Creek Mining District, Custer County, Idaho

Name	Date Located	BLM IMC Serial No.
Antelope	6/09/70	18081
Cushing	5/16/70	18082
Decatur	6/09/70	18083
Empire	5/29/70	18084
Evans	5/16/70	18085
Farragut	10/18/59	18086
Gem	5/16/70	18087
General Lawton	10/18/59	18088
Hamilcar	5/16/70	18089
Mars	5/16/70	18090
Porter	5/16/70	18091
Wainwright	5/16/70	18092
Washington	5/16/70	18093

Honolulu Copper Group. - Unpatented Millsite Claims
Section 33, Township 7 North, Range 24 East
Alder Creek Mining District, Custer County, Idaho

Name	Date Located	BLM IMC Serial No.
Eastern M.S.	10/08/59	39354
Pasha M.S.	10/08/59	39355
Sultana M.S.	10/08/59	39356
Sultan M.S.	10/08/59	39357
Oriental M.S.	10/08/59	39358
Wellington M.S.	10/08/59	39359

Beaver Creek Group - Patented Mining Claims

Portions of Section 1, Township 6 North, Range 23 East
Portions of Section 36, Township 7 North, Range 23 East
Alder Creek Mining District, Custer County Idaho

Claim Name	USMS Number	Patent Number	Patent Date	Recording
Atlantic	1272A	30112	11/16/1897	16/92 deed
Pacific	1272A	30112	11/16/1897	16/92 deed
Western	1272A	30112	11/16/1897	16/92 deed

Beaver Creek Group - Unpatented Mining Claims

Portions of Sections 35 and 36, Township 7 North, Range 23 East
Alder Creek Mining District, Custer County Idaho

County Name	Date Located	Date Recorded	Record Date	BLM IMC Document No. Filed w/BLM	Serial No.
White Knob	12/19/94	12/20/94	207977	12/21/94	174816
Telephone	12/19/94	12/20/94	207978	12/21/94	174817
Oriental	12/19/94	12/20/94	207979	12/21/94	174818
Catherine	12/19/94	12/20/94	207981	12/21/94	174819
Remus	12/19/94	12/20/94	207980	12/21/94	174820
Romulus	12/19/94	12/20/94	207983	12/21/94	174821
Stephen	12/19/94	12/20/94	207982	12/21/94	174822
Artic	01/15/95	01/17/95	208129	02/01/95	174901

Mining Lease Agreement
Dated March 17, 2004

BETWEEN

Trio Gold Corp. a body corporate with an office at #145, 251 Midpark Blvd S.E. Calgary, Alberta T2X 1S3 (herein after referred to as Trio)

AND

Sultana Resources LLC, a body corporate with an office at P.O. Box 51486 Idaho Falls, Idaho 83405. (herein after referred to as Sultana)

Recitals
Whereas Sultana is the sole owner of 23 patented claims, six mill sites and 21 unpatented claims, located in Custer County, Idaho (approx. 3 miles S.W. of Mackay, Idaho). These properties encompass and extend beyond the former producing Empire Copper/Gold Mine (the "Property"). See attached "Exhibit A". The property is subject to an existing three percent (3%) net smelter royalty (NSR).

And whereas Sultana is seeking a partner to conduct an exploration and drill program on the property in order to define sufficient ore reserves to complete a bankable feasibility report and thereafter place the property into production.

And whereas Sultana and Trio have reached an agreement for the further development of the property and if feasible to place the property into commercial production under the following terms and conditions:

Expenditures
Trio will spend or cause to be spent drilling and exploration funds, that in its opinion are adequate to determine if the property has sufficient proven reserves to justify proceeding with a bankable feasibility study. Trio will drill a minimum of three (3) holes to depth of between 500 and 600 feet.

In the event that results from the above drilling and exploration expenditures, in the opinion of Trio, justify proceeding with a bankable feasibility study then Trio shall fund the study. Provided the bankable feasibility study justifies placing the property into commercial production, Trio shall commence to place the property in to production.

Operatorship
Trio will be the operator of the property and shall conduct such operations in accordance with good mining and environmental practice.

Consideration
Upon notice by Trio to Sultana after Trio has conducted its due diligence, that Trio wishes to proceed with the expenditures and terms of this agreement, Trio shall make the following payments:

1. A cash payment of USF $50,000.00
2. After the completion of the drilling and exploration program outlined under "Expenditures" above and provided that Trio desires to continue towards a bankable feasibility study then Trio will pay a cash consideration of USF $100,000.00 or issue a total of 200,000 common shares at the discretion of Sultana.
3. After the completion of a bankable feasibility study that is satisfactory to Trio and justifies proceeding to commercial production, Trio will issue from treasury to Sultana a total of 800,000 common shares.
4. Upon the commencement of commercial production Trio will issue a further one million five hundred thousand (1,500,000) common shares from treasury to Sultana as total consideration for its entire interest subject to the net smelter royalty of 0.5%. Sultana agrees that these shares will be restricted from trading for a period of one year from the date of issue.

In the event Trio elects not to proceed with any further development of the property it shall so notify Sultana and Trio's obligation shall cease.

Ownership and Revenue Distribution
Currently Sultana is the 100% owner of the property free and clear of all liens and encumbrances subject to a 3 percent net smelter royalty to the underlying lessor. Upon the property being placed into commercial production, Trio will pay to Sultana a net smelter royalty of one half of one percent (0.5%)

Assignment of Interest
Upon Trio having completed its obligations pursuant to this agreement, Sultana will assign free and clear of all liens and encumbrances its entire 100% interest in the property and all the tangible and intangible assets relating thereto, subject to retaining a 0.5% net smelter royalty.

Information and Records
Sultana will provide Trio with copies of all technical and non-technical information in its possession to assist Trio in its evaluation of the property.

Conditions of this Agreement

This agreement is subject to the following:

1. Trio completing a due diligence study and being satisfied with the conclusions of its due diligence.
2. The issuance of the proposed shares must be approved by the regulatory bodies having authority. The shares may be subject to certain trading restrictions imposed by the stock exchange.
3. Approval by the board of Directors of Trio .
4. Trio receives all information on the property on a timely basis.
5. The parties hereto give each other the assurance that they have the power and authority to enter into this agreement.
6. The parties agree to execute such other documentation as is deemed necessary from time to time to reflect the full and true meaning and intent of this agreement.

Accepted and Agreed on the date above written.

By: Trio Gold Corp.

Per: ______________________
H.B. Ruskowsky
President

By: Sultana Resources LLC

Per: ______________________
Lonnie Mollberg
Managing Director

EXHIBIT A

MINING LEASE AGREEMENT

Between

TRIO GOLD CORP. AND SULTANA RESOURCES,LLC

DESCRIPTION OF PREMISES

Patented Mining Claims

Portions of Section 1, Township 6 North, Range 23 East
Portions of Section 36, Township 7 North, Range 23 East
Alder Creek Mining District, Custer County Idaho

Claim Name	US Mineral Survey Number	Patent Number	Patent Date	Patent Recording
Atlantic	1272A	30112	11/16/1897	16/92 Deed
Pacific	1272A	30112	11/16/1897	16/92 Deed
Western	1272A	30112	11/16/1897	16/92 Deed

Unpatented Mining Claims

Portions of Sections 35 and 36, Township 7 North, Range 23 East
Alder Creek Mining District, Custer County Idaho

Name	Date Located	Date Recorded	County Recordation Document No.	Date Filed w/BLM	BLM IMC Serial No.
White Knob	12/19/94	12/20/94	207977	12/21/94	174816
Telephone	12/19/94	12/20/94	207978	12/21/94	174817
Oriental	12/19/94	12/20/94	207979	12/21/94	174818
Catherine	12/19/94	12/20/94	207981	12/21/94	174819
Remus	12/19/94	12/20/94	207980	12/21/94	174820
Romulus	12/19/94	12/20/94	207983	12/21/94	174821
Stephen	12/19/94	12/20/94	207982	12/21/94	174822
Artic	1/15/95	1/17/95	208129	2/1/95	174901

EXHIBIT A

To

MINING LEASE AGREEMENT

between

TRIO GOLD CORP. AND SULTANA RESOURCES, LLC.

DESCRIPTION OF PREMISES

Patented Mining Claims

Portions of Section 1, Township 6 North, Range 23 East
Portions of Section 35 and 36, Township 7 North, Range 23 East
Portions of Section 31, Township 7 North, Range 24 East
Alder Creek Mining District, Custer County Idaho

Claim Name	U.S. Mineral Survey Number	Patent Number	Patent Date	Patent Recording
Atlantic Millsite	1272B	30112	11/16/1897	16/92 deed
Blue Jay	2855	729417	1/22/1920	16/92 deed
Blue Jay No. 1	2842	809603	6/10/1921	16/92 deed
Blue Jay No. 2	2842	809603	6/10/1921	16/78 deed
Buene Vista	1887	443615	11/19/1914	6/376 deed
Continental	1887	443615	11/19/1914	6/376 deed
Copper Bullion	1272A	30112	11/16/1897	16/92 deed
Eastern	1272A	30112	11/19/1914	6/376 deed
Hannibal	1887	443615	11/19/1914	6/376 deed
Khedive	1887	443615	11/19/1914	6/376 deed
Leslie W.	1887	443615	11/19/1914	6/376 deed
Midwinter	1272A	30112	11/16/1897	16/92 deed
Occidental	1887	443615	11/19/1914	6/376 deed
Pacific Millsite	1272 B1	30112	11/16/1897	16/92 deed
Pasha	1887	443615	11/19/1914	6/376 deed
Remonitization	1887	443615	11/19/1914	6/376 deed
Rio Vista	1887	443615	11/19/1914	6/376 deed
Sultan	1887	443615	11/19/1914	6/376 deed
Sultana	1887	443615	11/19/1914	6/376 deed
Wellington	1887	443615	11/19/1914	6/376 deed

Unpatented Mining Claims

Portions of Sections 1 and 2, Township 6 North, Range 23 East
Portions of Sections 35 and 36, Township 7 North, Range 23 East
Alder Creek Mining District, Custer County, Idaho

Name	Date Located	Date Recorded	County Recordation Document No.	Date Filed w/BLM	BLM IMC Serial No.
Antelope	6/09/70				18081
Cushing	5/16/70				18082
Decatur	6/09/70				18083
Empire	5/29/70				18084
Evans	5/16/70				18085
Farragut	6/09/70				18086
Gem	5/16/70				18087
General Lawton	10/18/59		17 205		18088
Hamilcar	5/16/70				18089
Mars	5/16/70				18090
Porter	5/16/70				18091
Wainwright	5/16/70				18092
Washington	5/16/70				18093

Unpatented Millsite Claims
Section 33, Township 7 North, Range 24 East
Alder Creek Mining District, Custer County, Idaho

Name	Date Located	Date Recorded	County Recordation Book	Page	Date Filed w/BLM	BLM IMC Serial No
Eastern M.S.	10/8/59					39354
Pasha M.S.	10/8/59		1	93		39355
Sultana M.S.	10/8/59		1	92		39356
Sultan M.S.	10/8/59		1	91		39357
Oriental M.S.	10/8/59		1	91		39358
Wellington M.S.	10/8/59		1	90		39359

This Agreement Dated June,30th 2004

Between

Trio Gold Corp., a body corporate with an office at #145, 251 Midpark Blvd. S.E. Calgary Alberta T2X 1S3

And

Sultana Resources LLC, a body corporate with an office at P.O. Box 51486 Idaho Falls, Idaho 83405.

Is an amendment to the agreement Dated March 17,2004 , between the parties hereto. The March 17 2004 agreement is hereby amended as follows:

Consideration clause 1: cash payment of U.S.F. $ 50,000.00 is replaced and shall now read: "Trio shall make a cash payment of U.S.F.$ 25,000.00 on or about July 1st 2004. Trio on or about August 1st 2004 shall make a further payment of U.S.F. $25,000 .00".

Consideration clause 2: shall be deleted from the agreement.

Consideration clause 3: shall be replaced with the following: "After the completion of a bankable feasibility study that is satisfactory to Trio and provided Trio desires to proceed to place the property into commercial production then Trio will issue subject to the approval of the regulatory bodies, a total of one million common shares (1,000,000) from its treasury to Sultana".

Ownership and Revenue Distribution clause: for greater clarity and certainty of this clause, it shall be replaced with the following:

"Sultana has entered into a mining lease agreement dated December 20th, 1999, between Beaver Creek Silver, LLC., an Illinois Limited Liability Company, and Sultana Resources, LLC., whereby Beaver Creek have granted certain rights and privileges to Sultana under the terms of the agreement. This agreement shall now form part of the March 17th, 2004 agreement between Trio Gold Corp. and Sultana Resources, LLC.

On March 16th, 2000, Sultana Resources, LLC. entered into a mining lease agreement with Honolulu Copper Corporation, a Utah corporation, whereby Honolulu have granted certain rights and privileges to Sultana under the terms of the agreement. This agreement shall now form part of the March 17th, 2004 agreement between Trio Gold Corp. and Sultana Resources, LLC.

Upon the property being placed into commercial production, Trio will pay to Sultana a net smelter royalty of one half of one percent (0.5%).

Sultana Resources, LLC, and Lonnie Mollberg, Managing Director of Sultana Resources, LLC, hereby warrant that they have entered into an agreement with Beaver Creek Silver, LLC and Honolulu Copper Corporation whereby these companies have reduced their Advance Royalty Payment Schedules beginning in the fifth anniversary of their respective agreements to U.S.F. $10.00 from $ 10,000.00, and on the sixth anniversary and each anniversary year thereafter of their respective agreements to U.S.F. $ 5,000.00 from $ 75,000.00.

Sultana Resources, LLC, at their sole cost, shall maintain and keep all of the mining leases in good standing for the duration of the agreement between Trio and Sultana.

Sultana Resources, LLC, hereby warrant and guarantees that the mining leases referred to in Exhibit A to the agreement dated March 17th, 2004 between Trio and Sultana, have been properly staked and recorded in accordance with the laws of Idaho, that they have been properly maintained , they are free and clear of all liens, encumbrances, and all the leases are now in good standing.

<u>Additional clause:</u>
<u>Time To Complete Due Diligence</u>:
Trio will on or before December 31,st 2005 have completed its due diligence .On or before December 31,2005 Trio will advise Sultana of its decision to proceed with a plan to place the Empire mine into production, or to assign the property back to Sultana.

All other terms and conditions of the March 17th Agreement between the parties hereto shall remain unchanged.

Accepted and Agreed to this 30th Day of June 2004.

By: Trio Gold Corp.
Per:
H.B.Ruskowsky President

By: Sultana Resources LLC
Per:
Lonnie Mollberg Managing Director

MINING LEASE AGREEMENT
(PATENTED AND UNPATENTED MINING CLAIMS)

THIS MINING LEASE AGREEMENT (hereinafter "Agreement") is made and effective the day of 20th Dec, 1999 by and between BEAVER CREEK SILVER, LLC, an Illinois Limited Liability Company (hereinafter "Owner", whether one or more), whose address is 333 Skokie Boulevard, Suite 106, Northbrook, IL 60062, and SULTANA RESOURCES, LLC, a Idaho Limited Liability Corporation (hereinafter "Sultana"), whose address is 501 West Broadway, Suite 300A, Idaho Falls, ID, 83404.

1.0 INTERESTS GRANTED

1.1 GRANT OF LEASE. In consideration of Ten Dollars ($10.00) and other good and valuable consideration, and in further consideration of the mutual covenants set forth herein, Owner does hereby grant, lease, let, give and demise to Sultana, solely for the purposes stated herein, all of those certain patented and unpatented mining claims situated in Custer County, State of Idaho, being more particularly described in Exhibit "A" attached hereto and made a part hereof, together with all ore, minerals, and mineral substances of every nature and character, whatsoever (hereinafter "Premises"), together with all rights hereafter acquired by Owner to the Premises.

1.2 GRANTS OF RIGHTS. Owner hereby grants to Sultana the following exclusive rights to be exercised upon and with respect to the Premises:

(a) To enter the Premises to survey, explore, prospect, drill, develop, mine, cross-mine, stockpile, remove, leach, concentrate, mill, smelt, beneficiate, process, ship, and market without limitation, all ores, metals, minerals, tailings, concentrates, and all other mineral substances and products of every nature and character whatsoever (hereinafter "Minerals");

(b) To construct, use, maintain, repair, replace, and relocate buildings, ore bins, shafts, declines, inclines, tunnels, drifts, open pits, reservoirs, tailings ponds, waste dumps, ore stockpiles, roads, power, and communication lines, and any other structures and facilities;

(c) To use the Premises for the storage or permanent disposal of Minerals, water, waste, or other materials produced from the Premises or other real property;

(d) To use all easements, means of access and rights-of-way for ingress and egress to and from the Premises;

(e) To appropriate, develop, use, consume, drain, and dispose of all water on or appurtenant to the Premises;

(f) To use any mining method, whether or not the method is in general use at the time of the execution of this Agreement, including, without limitation, underground mining, surface mining, and in situ mining;

(g) To exercise all other rights which are incidental to any and all of the rights referred to herein; and

(h) To use the Premises for all of the purposes stated in this Section in conjunction with Sultana's activities on other properties.

2.0 TERM OF AGREEMENT

2.1 This Agreement is granted for an initial term of ten (10) years from the date hereof (hereinafter "Primary Term") and for so long thereafter as mining, production, processing, or development is in progress on the Premises or advance royalty payments are being made pursuant to Section 3.1 (hereinafter "Extended Term").

3.0 PAYMENTS

3.1 ANNUAL PAYMENTS. Sultana shall pay to Owner the annual advance royalty payments (hereinafter "Advance Royalty Payments") on the dates and in the amounts set forth below. All Advance Royalty Payments paid to Owner shall be credited against any production royalties that accrue, as provided in Section 3.2(f) (CREDIT/OFFSET). In the event no Minerals are produced from the Premises; Owner shall have no obligation to refund Advance Royalty Payments. Sultana shall have the right to prepay any Advance Royalty Payment. The Advance Royalty Payments shall be in lieu of any obligation, expressed or implied, to explore or develop the Premises or perform any work thereon except as may be otherwise provided in this Agreement.

ADVANCE ROYALTY PAYMENT SCHEDULE

Amount	Due Date
$10.00	Upon execution of this Agreement by Owner and Sultana.
$10.00	On or before the First Anniversary of this Agreement.
$10.00	On or before the Second Anniversary of this Agreement.
$10.00	On or before the Third Anniversary of this Agreement.
$10.00	On or before the Fourth Anniversary of this Agreement.
$10,000.00	On or before the Fifth Anniversary of this Agreement.
$75,000.00	On or before the Sixth Anniversary of this Agreement and each anniversary year thereafter while this Agreement remains in effect.

3.2 NON-PARTICIPATING PRODUCTION ROYALTY

(a) Net Smelter Returns. After the commencement of production of Minerals from the Premises, Sultana shall pay Owner a non-participating production royalty (hereinafter "Production Royalty") of three percent (3%) of the Net Smelter Returns (hereinafter "NSR") from Minerals produced from the Premises during the term of this Agreement. For purposes herein, NSR shall be defined to mean the entire proceeds received from a smelter, refinery, reduction works, leaching and solvent extraction/electrowinning operations refinery, or other purchaser or user from the sale or other disposition of Minerals produced from the Premises, the sales price for which shall be determined pursuant to Section 3.2(b), less:

(i) all actual charges and costs, including insurance, for transportation of Minerals from Sultana's Premises to a concentrator or other place of treatment, whether transported by Sultana or a third party;

(ii) all actual charges, costs, deductions, and penalties for treatment, smelting and refining the Minerals (including any umpire charges) after said Minerals leave Sultana's processing facility at or near the Premises. For example, if Sultana produces a copper concentrate or a gold and/or silver concentrate at its processing facility, it shall be entitled to deduct all charges, costs, deductions, and penalties incurred by it in smelting and refining that concentrate into a final product for sale. If Sultana produces copper cathode or a gold and/or silver dore at its processing facility, which requires further refining, it shall be entitled to deduct all charges, costs, deductions, and penalties incurred by it in such further refining or processing. If Minerals are transported, processed, treated, smelted or refined by Sultana or an affiliate of Sultana, the terms of charges, costs, penalties and deductions thereof used for calculating the NSR shall be no less favorable than those which would be extended to a non-affiliate party in an arms-length transaction for transportation, treatment, smelting, or refining of a like quantity and quality of such Minerals;

(iii) severance, production, ad valorem, sales, and any other similar taxes or fees (excluding income taxes) on Minerals mined from the Premises.

(b) Sales Price. Sales Price (hereinafter "Sales Price") with respect to high-grade copper means and shall be deemed conclusively for purposes of this Agreement to be the average COMEX first position settlement price for high-grade copper as quoted in The Wall Street Journal during the calendar month in which the sale is deemed to have occurred, or, in the absence of such a published price, as mutually agreed to by the parties.

Sales Price for copper, other than high-grade copper, and all other Minerals for purposes of this Agreement shall be the amount received by Sultana for such sale.

Sales Price with respect to gold and silver for purposes of this Agreement shall be deemed conclusively to be the average COMEX first position settlement price for gold and silver for that calendar month as quoted in Metals Week, or, in the absence of such a published price, as mutually agreed to by the parties.

Sales Price for Minerals other than gold, silver, and copper shall be calculated on the amount of the proceeds actually received by Sultana during the calendar month from the sale of such Minerals, less the deductions specified in Section 3.2(a) above.

(c) If any Minerals from the Premises are sold for processing or treatment to a mill, smelter, or other processing facility owned or controlled by Sultana (or any subsidiary or affiliate of Sultana) or taken in kind by Sultana, then the sums paid to Sultana shall be deemed to be no less than the sums Sultana would have received if the sale had been to an independent mill, smelter, or processing facility reasonably available to Sultana at the time of delivery and after deducting those costs, charges, penalties, and taxes which are indicated in the definition of NSR set forth in Section 3.2(a) above.

(d) The parties agree that Sultana shall have no obligation to account to the Owner for, and the Owner shall have no interest or right of participation in, any profits or proceeds of future contracts, forward sales, hedging, or any other similar marketing mechanisms employed by Sultana or its affiliates with respect to any Minerals produced from the Premises. Sultana shall have no obligation to fulfill any futures contracts, forward sales, hedging, or other contracts, which Sultana or any of its affiliates may hold, with Minerals produced from the Premises.

(e) Owner shall be paid Production Royalty payments monthly, on or before the 30th day of the month following each calendar month of production during which Minerals from the Premises are sold or deemed to be sold. All Production Royalty payments shall be made to Owner at a single address or account designated by Owner.

(f) Credit/Offset. All Advance Royalty Payments paid to Owner shall be fully recoupable as a credit and offset against any Production Royalty payments that may accrue during the term of this Agreement.

3.3 PAYMENT METHOD. All payments owing to the Owner shall be paid by check or wire transfer. Owner shall be paid Production Royalty payments monthly, on or before the 30th day of the month succeeding each calendar month that Sultana receives proceeds from the sale of Minerals produced from the Premises. All payments shall be made to the Owner at the address specified in Section 11.3 (NOTICES). Owner may designate a different receiving address or account consistent with Section 11.3. In the event of a present or future division of ownership interest, payment to such single address or account shall constitute full satisfaction of Sultana's obligation to pay royalties, and Sultana shall be relieved from any responsibility and liability for the division of disbursements as among the various Owners.

4.0 WORK COMMITMENT

Subject to Sultana's right under Section 7.0 to terminate this Agreement, Sultana shall endeavor to exercise its best efforts to secure a State of Idaho Permit to Operate and place the Premises into production.

5.0 OWNER'S RIGHTS, COVENANTS, AND OBLIGATIONS

5.1 OWNER'S WARRANTS. Owner covenants, warrants, and represents that except as may be specifically set forth on Exhibit A:

(a) Owner owns the entire undivided title and interest in and to the Premises, except for paramount title in the United States as to the unpatented mining claims included in the Premises, that Owner is in possession of the Premises, that Owner has the right to enter into this Agreement, that Owner knows of no other person claiming any interest in the Premises or the ground covered thereby, and that the Premises is free from all liens and encumbrances, except liens for property taxes not yet due and payable;

(b) Sultana may, at its sole discretion, take all action necessary, including judicial proceedings, to remove any clouds from or cure any defects in Owner's title to the Premises. Owner agrees to cooperate with Sultana in any such action taken. Sultana may recover from any payments thereafter to become due to Owner hereunder and all costs and expenses, including attorney's fees, incurred by Sultana in any such action;

(c) The unpatented mining claims included in the Premises have been properly located, and that for each assessment year assessment work has been performed, or other steps taken in accordance with law, for the benefit of the claims;

(d) The location notices or location certificates for the unpatented mining claims included in the Premises have been properly filed in both the recording office of the county where the claims are located and in the proper office of the Bureau of Land Management pursuant to Section 314(b) of the Federal Land Policy and Management Act of 1976, 43 U.S. C. Section 1744(b) ~~and as amended by the Omnibus Budget Reconciliation Act of 1993~~;

(e) Evidence of assessment work, notices of intention to hold, or payment of required holding or maintenance fees have been properly recorded in the proper county recording office and filed in the proper office of the Bureau of Land Management pursuant to 314(a) of the Federal Land Policy and Management Act of 1976, 43 U.S.C. Section 1744(a) and as amended by the Omnibus Budget Reconciliation Act of 1993, as required, for each assessment year to and including the assessment year ending September 1, 1999; and

(f) Owner is not aware of nor has Owner received notice from any federal, state, or local governmental agency that there exists on the Premises any physical or environmental condition which constitutes a violation of any applicable federal, and state or local governmental law,

regulation, or ordinance. Owner agrees to indemnify and hold harmless Sultana from any and all claims, liabilities, and damages, including attorney's fees and costs, arising from or relating to any physical or environmental condition existing on the Premises as of the effective date or arising from or relating to Owner's acts or activities with respect to the Premises occurring on or before the effective date or on or after the date of termination of this Agreement.

(g) Owner is a limited liability company duly organized and is in good standing in its jurisdiction of incorporation and that it is qualified to do business and is in good standing in those jurisdictions where necessary in order to carry out the purposes of this Agreement;

(h) Owner has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all actions required to authorize it to enter into and perform this Agreement have been properly taken;

(i) Owner will not breach any other agreement or arrangement by entering into or performing this Agreement; and

(j) That this Agreement has been duly executed and delivered by Owner and is valid and binding upon Owner in accordance with its terms.

5.2 TITLE. Upon request by Sultana, Owner shall provide Sultana with recording data with respect to location notices and certificates, affidavits of annual labor deeds,easements, or other documents, which bear upon Owner's title to the Premises, and shall provide Sultana with copies of all such documents and all title reports and abstracts in Owner's possession or control. Owner shall, upon Sultana's request, record any such document in Owner's possession or control, which has not been recorded.

5.3 LESSER INTEREST. Without impairment of the covenants and warranties of title contained in this Agreement, if Owner owns less than the entire undivided estate in the Premises, all Agreement payments shall be proportionately reduced, and all payments due under this Agreement shall be payable to Owner only in the proportion that Owner's actual ownership interest in the Premises bears to the whole and undivided estate.

5.4 AFTER-ACQUIRED RIGHTS. Should Owner acquire any right or interest in the Premises or in any property within the boundaries of the Premises while this Agreement is in effect, Owner shall promptly notify Sultana in writing of the acquisition. At Sultana's sole election, such right or interest shall become part of the Premises and subject to this Agreement and Owner shall sign, acknowledge, and deliver to Sultana an Amendment to this Agreement and to the Memorandum of this Agreement so as to include such right or interest.

5.5 INSPECTION

(a) Owner and its agents, employees, or personal representatives, duly authorized in writing, may inspect the activities of Sultana on the Premises during normal business hours, provided,

however, that (i) such inspection shall be made upon no less than twenty-four (24) hours prior notice given to Sultana, and (ii) only under the control and direction of Sultana.

(b) Owner, in the exercise of this right, shall hold Sultana harmless from all claims for damages arising out of any death, personal injury, or property damage sustained by Owner, its agents, employees, or personal representatives while in or upon the Premises, unless such death or injury arises as a direct result of the negligence of Sultana.

5.6 TAXES

(a) Owner shall pay all taxes, levies, and assessments (hereinafter "Taxes") levied against the Premises. Sultana, upon presentation of evidence of payment by Owner, shall reimburse Owner for all Taxes levied against the Premises during the term of this Agreement. Taxes payable for the calendar year in which this Agreement is terminated shall be apportioned between Sultana and Owner, Sultana to bear that proportion of the Tax attributable to that part of the calendar year in which the Agreement is in effect.

(b) All Taxes shall be paid when due and before delinquent, but neither Owner nor Sultana shall be under any obligation to pay any Tax so long as the Tax is being contested in good faith and by appropriate legal proceedings and the non-payment thereof does not adversely affect any right, title, or interest of either party in or to the Premises. In the event of default in payment of any Tax, Sultana may pay, at its sole election, such sums as may be due thereby and deduct such payment from any sums due Owner pursuant to this Agreement.

5.7 DATA. Upon the execution of this Agreement, Owner shall make available to Sultana all drill core and copies of all geological, geophysical, geochemical, and engineering data and maps, logs of drill holes, results of assaying and sampling, and disclose all additional data and information Owner has knowledge of which may impact Sultana's rights and obligations under this Agreement.

6.0 SULTANA'S COVENANTS AND OBLIGATIONS

6.1 OPERATIONS

(a) <u>Exploration, Mining, and other Operations</u>. Sultana shall conduct all operations on the Premises in good and workmanlike manner and in accordance with accepted mining practices. All decisions with respect to exploration, development, and mining of the Premises and the selling of Minerals from the Premises, including all decisions regarding the commencement, suspension, resumption, or termination of any operation, shall be made by Sultana in its sole discretion.

(b) <u>Compliance with Laws and Regulations</u>. Sultana shall comply with all valid state, federal, and local laws and regulations governing its operations on the Premises. If this Agreement is

inconsistent with or contrary to any law or regulation, the law or regulation shall control and this Agreement shall be deemed to be modified accordingly.

(c) Maintenance/Roads. Sultana agrees to maintain all existing roads, camps, drill sites, and mines used by it in good and workmanlike manner. Sultana may construct and maintain, at its own expense, any additional roads deemed to be reasonably necessary or convenient for the conduct of Sultana's operations on the Premises or on other property. All additional roads shall be constructed and maintained in such a manner as to bear the traffic necessary to Sultana's operations. Owner may use any additional road so long as its use does not interfere with Sultana's use.

(d) Cross-Mining Rights and Access. During the term of this Agreement, Sultana is hereby granted the right, if it so elects, to possess and use all or any part of the Premises and any or all structures, facilities, tunnels, shafts, pits, openings, ditches, pipelines, equipment, machinery, roads, haulage ways, and other improvements or appurtenances existing thereon or thereunder for the purpose of developing, producing, removing, extracting, mining, stockpiling, storing, depositing, and transporting Minerals from any adjoining or nearby property owned, controlled, or operated by Sultana as part of an operation, including the Premises, and for any other purposes, including access, connected with exploration, development, production, or reclamation operations on such adjoining or nearby property.

(e) Tailings and Residue. All tailings and other residue resulting from extraction, milling, processing, dumping, or other operations upon the Premises shall be the sole and exclusive property of Sultana, subject, however, to Production Royalty payments for the processing or further processing thereof. Such tailings and other residue remaining on or in the Premises after expiration of the twelve- (12) month period following termination of this Agreement shall become the property of Owner.

6.2 COMMINGLING. Sultana shall have the right to commingle the Minerals produced from the Premises with similar ore or minerals from other properties owned, leased, or controlled by Sultana; provided, however, that before commingling Sultana shall calculate from representative samples the average grade of the Minerals from the Premises and shall either weigh or volumetrically calculate the number of tons of ore from the Premises to be commingled. As upgraded products (such as dore or concentrates) are produced from the commingled Minerals, Sultana shall calculate from representative samples the average percent recovery of such upgraded products produced from the commingled Minerals. In obtaining representative samples and calculating the average grade of commingled ores and average percentage of recovery, Sultana may use any procedures generally acceptable in the mining and metallurgical industry which Sultana believes to be accurate and cost effective for the type of mining and processing activity being conducted, and Sultana's choice of procedures shall be final and binding on the Owner. In addition, comparable procedures may be used by Sultana to apportion among the commingled Minerals any penalty charges imposed by the refiner on commingled Minerals or concentrates. The records relating to commingled Minerals shall be available for inspection by the Owner, at the Owner's sole expense, at all reasonable times.

6.3 INDEMNITY. Sultana shall hold Owner harmless for all claims, loss, liability, liens or expense of any kind, including but not limited to applicable environmental laws and regulations, arising from or related to Sultana's activities on the Premises, excepting therefrom such claims or liability caused by the negligence or willful misconduct of Owner, its agents, or employees. Sultana agrees to indemnify Owner against any such claims or liability, including all costs and reasonable attorney's fees incurred by Owner in defending against such claim or liability.

6.4 INSURANCE. Sultana shall carry at all times during the term of this Agreement workmen's compensation and other insurance required by state laws and mining regulations, or Sultana may self-insure as to such matters if it qualifies as a self-insurer under the appropriate laws and regulations.

6.5 ADVERSE CLAIMS. In case of suit, adverse claim, dispute or questions, as to the ownership of the Premises, the Advance Royalty Payments, or Production Royalties, or any interest therein, payable under this Agreement, Sultana may, at its sole discretion, deposit the payment (or the portion of the payment in dispute, if less than the whole payment is in dispute) into an escrow account and Sultana shall not be held in default in payment thereof until such suit, claim, dispute, or question has been finally disposed of. The instructions for said escrow agent shall specifically include directions to the escrow agent to invest the deposited funds for maximum economic return consistent with said escrow agent's investment policy including, but not limited to, debt obligations of the United States Government, mutual investment trust funds invested primarily in obligations of the United States Government or its agencies (i.e., so-called "Money Market" Funds such as the Capital Preservation Funds), and certificates of deposit or savings accounts of any bank or savings and loan association insured by an instrumentality of the United States Government. In the event payments are deposited in an escrow account, Sultana shall be entitled to recover all escrow fees and other costs incurred by Sultana in establishing and maintaining an escrow account. Any payments so withheld shall be paid within thirty (30) days after Sultana has been furnished with the original instruments disposing of the suit, claim, or dispute (or certified copies thereof), or after Sultana has been furnished with proof sufficient, in Sultana's opinion, to settle the question. If the rights or interests granted Sultana hereunder are disputed, it shall not be counted against Sultana either as affecting the term of the Agreement (which shall be extended by the period of dispute) or for any other purpose, and Sultana may withhold all payments due Owner hereunder until there is a final adjudication or other determination of the dispute.

6.6 BOOKS, RECORDS, AND INFORMATION

(a) Sultana shall keep accurate records of Minerals derived and sold from the Premises and of calculations relative to Production Royalty payments and commingled ore from the Premises. Production Royalty payments and adjustments shall be accompanied by a statement of Production Royalty payment calculations, deductions, and adjustments. Within ninety (90) days following the end of each calendar year, Sultana shall furnish Owner an unaudited year-end

statement showing the amount of Production Royalties paid Owner during the year. All year-end statements shall be conclusively presumed true and correct two (2) years from the date furnished Owner, unless within said period Owner takes written exception, specifying with particularity the items excepted to and the ground of each exception. Upon thirty (30) days prior written notice, Owner shall be entitled to an annual independent audit of the matters covered by the statement, during normal business hours and at Owner's expense, provided it selects for the audit an accounting firm of recognized standing, at least one of whose members is a member of the American Institute of Certified Public Accountants.

(b) In the event Sultana relinquishes the Premises, upon request from the Owner within six (6) months of termination, Sultana shall supply to Owner copies of any non-interpretive core analysis, drill hole logs, and assays taken from the Premises, if such data are then available. Sultana makes no representation or warranty as to the accuracy or completeness of any such data or information, and shall not be liable on account of any use by Owner or any other person of any such data or information. Sultana shall not be responsible for any loss or destruction of drill core.

6.7 RECLAMATION. Sultana shall comply with all state and federal laws and regulations relating to mined land reclamation.

6.8 ASSESSMENT WORK/MAINTENANCE FEES

(a) Sultana shall perform the assessment work, or pay any mining claim holding or maintenance fee which may be required by law in lieu of assessment work, for the benefit of the unpatented mining claims included in the Premises for every assessment year in which Sultana continues this Agreement beyond August 1 of the assessment year.

(b) Sultana shall not be liable nor in default under this Agreement on account of holdings by any court or governmental agency that the effect of the work so elected and performed by Sultana does not constitute the required annual assessment work for the purposes of preserving title to such unpatented mining claims provided that the assessment work performed by Sultana hereunder shall be of a kind generally accepted as assessment work, and that Sultana has expended a total amount sufficient to meet the minimum requirements with respect to all of the unpatented claims.

(c) Sultana shall be relieved of its obligation to perform assessment work for any period in which assessment work is not required or is suspended, or a holding or maintenance fee is required in lieu of assessment work, and Sultana shall have the benefit of subsequent laws enacted which relate to assessment work, including any laws extending the time within which to perform assessment work.

(d) For each year in which Sultana performs assessment work or pays the required holding fee or maintenance fee and this Agreement continues beyond August 1, it will record in the office where the location notices or location certificates are recorded, and in any other proper

office in the county (or recording district) in which the claims are located, and in the proper office of the Bureau of Land Management, an affidavit of assessment work or other document complying with the requirements of state law and the Federal Land Policy and Management Act of 1976 and the regulations implementing and supplementing the Act and any modifications or amendments thereto.

6.9 AMENDMENTS, RELOCATIONS, AND PATENTS. During the term of this Agreement, Sultana shall have the right, but not the obligation, to amend or relocate any or all of the unpatented mining claims included in the Premises, to locate placer claims on ground theretofore covered by lode claims and vice versa, to locate mill sites on ground theretofore covered by mining claims and vice versa, and to locate any fractions resulting from the location, amendment, or relocation of mining claims or mill sites. Sultana may at its discretion apply for a patent, in Owner's name, for any or all of the unpatented mining claims. All expenses authorized by Sultana in connection with locating, amending, or relocating mining claims or mill sites, or prosecuting patent proceedings shall be borne by Sultana. Owner agrees to reasonably cooperate with Sultana if Sultana elects to apply for a patent on the unpatented mining claims. The rights of Sultana under this Agreement shall extend to all such locations, amended locations, relocations, and patented mining claims and mill sites. The issuance of a patent on any or all of the unpatented mining claims included in the Premises shall not reduce the Production Royalty payable to Owner hereunder except as provided in Section 3.2(f) hereof.

7.0 TERMINATION, SURRENDER, AND DEFAULT

7.1 DEFAULT. Should Sultana fail to comply with any of the provisions of the Agreement, and should Sultana not initiate and diligently pursue steps to correct the default within thirty (30) days after written notice has been given to it by Owner specifying with particularity the nature of the default, then upon the expiration of the thirty (30) day period, all rights of Sultana under this Agreement, except as provided hereunder and in Section 6.4 (REMOVAL OF PROPERTY), shall terminate, and all liabilities and obligations of Sultana, except those liabilities existing on the date of termination, shall terminate. Any default claimed with respect to the payment of money may be cured by the deposit in escrow in the manner set forth in Section 6.5 (ADVERSE CLAIMS), of the amount in controversy (not including claimed consequential, special, exemplary, or punitive damages) and the giving of notice of the deposit to Owner, the amount to remain in escrow until the controversy is resolved or until there has been a final determination of the controversy by arbitrators or a court of competent jurisdiction.

Should Sultana, by notice given to Owner, dispute the existence of a default, then this Agreement shall not terminate hereunder unless Sultana does not initiate and diligently pursue steps to correct the default within thirty (30) days after the default has been determined by a final decision of arbitrators or a court of competent jurisdiction.

7.2 TERMINATION. Sultana may terminate this Agreement at any time as to all or any portion of the Premises by giving Owner written notice at least thirty (30) days prior to the actual date of termination. In the event of partial termination, the payments due to

Owner hereunder shall not be reduced. Upon the effective date of termination, all rights of Sultana under this Agreement with respect to the Premises, or portion of the Premises surrendered, shall terminate except as provided for in Section 7.4 (REMOVAL OF PROPERTY) and all obligations of Sultana with respect to the Premises, or portion of the Premises surrendered, shall terminate (except for liabilities created by Sultana prior to the effective date of termination). Notwithstanding anything to the contrary contained herein, and for further clarification, if Sultana delivers a notice of termination to Owner prior to August 1 of any year, Sultana shall have no obligation to perform any assessment work or pay any mining claim holding or maintenance fee that may be required to maintain any unpatented mining claims which are subject to this Agreement and are included in such notice of termination.

7.3 RIGHTS NOT TO BE SUSPENDED. Any dispute between the parties or resolution thereof relating to this Agreement shall not interfere with nor affect any right Sultana may have under this Agreement.

7.4 REMOVAL OF PROPERTY. For a period of twelve (12) months following the termination of this Agreement, Sultana shall have the right, but not the obligation, except as required by law or regulation, to remove from the Premises all broken or stockpiled Minerals (subject to the obligation to pay Production Royalties provided for in this Agreement), dumps, tailings, and residue, and all buildings, structures, machinery, equipment, personal property, fixture, and improvements owned by Sultana or erected or placed on the Premises by Sultana. Sultana may keep one or more watchmen on the Premises during the twelve-month period.

8.0 FORCE MAJEURE

(a) Sultana's failure to perform or to comply with any of the covenants or conditions under this Agreement by a condition of Force Majeure shall not be grounds for default, cancellation, termination, or forfeiture of this Agreement. Force Majeure means any cause or condition beyond Sultana's reasonable control during which time failure to perform under this Agreement is caused or compliance with prevented by severe weather, explosion, unusual mining casualty, damage to or destruction of mill or mill plant facility, fire, flood, civil or military authority, insurrection, strikes, riots, fuel shortages not due to the negligence or lack of diligence by Sultana, judicial orders, litigation, governmental actions, policies or regulations, which substantially restrict or inhibit Sultana's operations on the Premises, inability to obtain any license, permit, or other authorization that may be required to conduct operations on the Premises, acts of God, or any circumstance or condition beyond the control of Sultana. Should Sultana claim the existence of a condition of Force Majeure, Sultana shall be excused from and not held liable for such failure to perform or comply. The term of this Agreement shall be extended for an additional period equal to the duration of the period of Force Majeure. Should Sultana claim the existence of a condition of Force Majeure, it shall promptly notify Owner in writing of such occurrence, describe the estimated extent of any delays likely to result therefrom, and shall similarly so notify the Owner upon cessation of the condition of Force Majeure.

(b) In the event of a delay caused by Force Majeure, Sultana shall exercise reasonable diligence to resume its obligations and activities pursuant to this Agreement.

(c) Sultana shall have the right to determine and settle any strike, lockout, or industrial disturbance in its sole discretion, and the aforesaid requirement of exercising reasonable diligence to resume operations shall not require Sultana to accede to any demand or position of any other party involved in such strike, lockout, or industrial dispute.

(d) If, at any time during the term of this Agreement, including any extensions thereto, mining, processing, or marketing operations are determined by Sultana to be uneconomic due to unavailability of suitable market for ores, minerals, or other products from the Premises, prevailing costs of mining, processing, or marketing with respect to prices available for minerals, or other products from the Premises, unavailability of equipment or competent labor, or imposition of governmental statutes, requirements or regulations making it impractical to carry out such operations, Sultana shall have the right, from time to time, to temporarily discontinue operations hereunder for a cumulative period not to exceed ten (10) years. In each such event, Sultana shall, within thirty (30) days of the expiration of each lease year in which such temporary discontinuance occurs, notify Owner of the total period of each discontinuance during such year.

(e) Notwithstanding the above, Sultana shall not be excused by Force Majeure from the obligation to make any payments arising under this Agreement.

9.0 RIGHT OF FIRST OFFER

If Owner desires to transfer all or any part of its interest in the Premises, in this Agreement, or in the Payments to any third party (excluding however, subsidiary or affiliate corporations of Owner as long as they remain subsidiaries or affiliates), Sultana shall have the right of first offer to acquire such interest as provided for in this Section 9.0.

(a) If Owner intends to transfer all or any part of its interest in the Premises, in this Agreement, or in the Payments, Owner shall promptly notify Sultana of its intentions. The notice shall state the price and all other pertinent terms and conditions of the intended transfer, which shall be for a monetary consideration only. Sultana shall have sixty (60) days from the date such notice is delivered to notify Owner whether it elects to acquire the offered interest at the same price and on the same terms and conditions as set forth in the notice. If Sultana does so elect, the transfer shall be consummated promptly after notice of such election is delivered to the Owner.

(b) If Sultana fails to so elect within the period provided for in Section 9.0(a), Owner shall have one hundred eighty (180) days following the expiration of such period to consummate the transfer to a third party at a price and on terms no less favorable to the Owner than those set forth in the notice required in Section 9.0(a) above. If Owner consummates the transfer to a

third party, Owner will promptly notify Sultana in writing of the transfer and will provide Sultana with documentation of the terms of the transfer.

10.0 ASSIGNMENT OF INTEREST

Sultana and Owner may assign all or any portion of their rights under this Agreement, subject to the provisions set forth below.

Owner's right to assign any interest under this Agreement shall be subject to Sultana's right of first offer as set forth in Section 9.0. No change or division of the ownership of the Premises or the payments provided for herein, however accomplished, shall enlarge the obligations nor diminish the rights of Sultana. Owner covenants that any change in ownership shall be accomplished in such a manner that Sultana shall be required to make payments and to give notices to but one person, firm, or corporation. No change or division in ownership shall be binding on Sultana until thirty (30) days after Owner has delivered Sultana a certified copy of the recorded instrument evidencing the chance or division.

11.0 GENERAL PROVISIONS

11.1 MEMORANDUM. Sultana and Owner agree to enter into a Memorandum of this Agreement for the sole purpose of giving notice of the existence of this Agreement. Sultana may record the Memorandum or this Agreement, or both, as it may elect.

11.2 ADDITIONAL DOCUMENTS. Owner shall provide Sultana with such additional title documents as may be necessary to carry out the purposes of this Agreement. If conditions change by reason of conveyances, assignments, or other matters relating to the title or description of the Premises, Owner and Sultana shall execute amendments to this Agreement and the Memorandum, and any other documents which may be necessary or convenient to reflect the changed conditions.

11.3 NOTICES. Any notice required or desired to be given under this Agreement shall be effective when personally served upon the party to be given such notice at the address designated below when deposited in the United States mail, certified return requested, or registered with Postage thereon fully paid, when deposited with an express courier, or transmitted by telecopier, telex, or other electronic means of written communication. Until notified otherwise in writing, the addresses for such notices shall be:

Owner: Beaver Creek Silver, LLC
333 Skokie Boulevard, Suite 106
Northbrook, IL 60062
Telephone: (847) 564-8100
Fax: (847) 564-8104

Sultana: Sultana Resources, LLC
501 West Broadway, Suite 300A
Idaho Falls, ID 83004
Telephone: (208) 523-2889
Fax: (208) 523-4451

No change in address shall be binding on the other party until thirty (30) days after notice is communicated in the above manner.

Routine or regular periodic reports and statements hereunder may be sent by regular mail so addressed.

11.4 SEVERABILITY. Should any court or administrative body of competent jurisdiction determine that any part, term, or provision of this Agreement is unenforceable, illegal, or in conflict with any state, federal, or local law, then, such part, term, or provision shall be considered severable from the rest of the Agreement, and the remaining provisions of the Agreement shall not be thereby affected, and this Agreement shall be construed and enforced as if the Agreement did not contain such part, term, or provision.

11.5 SOLE AGREEMENT. This Agreement, together with its exhibits, contains the entire agreement by and between Owner and Sultana and no oral agreement, promise, statement, or representation, which is not contained herein, shall be binding on the parties. This Agreement shall not be modified or amended except by a writing signed by the parties hereto.

11.6 BINDING EFFECT, CONSTRUCTION, AND ENFORCEMENT. All covenants, conditions, and terms of this Agreement shall be of benefit to and run with the Premises and shall bind and inure to the benefit of the parties hereto, their respective heirs, successors, personal representatives and assigns. This Agreement shall be construed and enforced in accordance with the laws of the State of Idaho.

11.7 TITLES. The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

11.8 RELATIONSHIP. Nothing contained in this Agreement shall be construed or deemed to create or constitute a joint venture, mining partnership, commercial partnership, or other partnership in relation.

11.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original. If any person named as Owner does not execute this Agreement, it shall nevertheless be binding upon those persons executing it.

11.10 HOMESTEAD. Owner hereby releases and relinquishes any right of homestead exemption which Owner may have in the Premises or in the Minerals.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BEAVER CREEK SILVER, LLC

By: ______________________
Rodney K. Johnson

Title: Vice President

SULTANA RESOURCES, LLC.

By: ______________________
Lonnie W. Mollberg

Title: Managing Director

STATE OF ~~Illinois~~ Idaho)
) ss.
COUNTY OF ~~Cook~~ Bonneville)

The foregoing instrument was acknowledged before me this 6th day of Dec, 1999, by, as Managing Director of Beaver Creek Silver, LLC, an Illinois Limited Liability Company

Notary Public: ______________________

[SEAL]

My Commission Expires: 10-27-00

STATE OF ILLINOIS)
) ss.
COUNTY OF COOK)

The foregoing instrument was acknowledged before me this 20th day of December, 1999, by RODNEY K. JOHNSON as Managing Director of Beaver Creek Silver, LLC, an Illinois Limited Liability Company.

Mary S. Cadman
Notary Public

OFFICIAL SEAL
MARY S CADMAN
NOTARY PUBLIC, STATE OF ILLINOIS
MY COMMISSION EXPIRES: 12/09/01

STATE OF Idaho)
COUNTY OF Bonneville)

The foregoing instrument was acknowledged before me this 11th day of January ~~1999~~ 2000, by Lonnie W. Mollberg, Managing Director of Sultana Resources, LLC a Idaho Limited Liability Company

WITNESS my hand and official seal.

CONNIE L. CHADWICK
NOTARY PUBLIC
STATE OF IDAHO

Notary Public: Connie L. Chadwick

[SEAL]

My Commission Expires:
12-08-2004

EXHIBIT A

To

MINING LEASE AGREEMENT

between

BEAVER CREEK SILVER, LLC AND SULTANA RESOURCES, LLC.

DESCRIPTION OF PREMISES

Patented Mining Claims
Portions of Section 1, Township 6 North, Range 23 East
Portions of Section 36, Township 7 North, Range 23 East
Alder Creek Mining District, Custer County Idaho

Claim Name	U.S. Mineral Survey Number	Patent Number	Patent Date	Patent Recording
Atlantic	1272A	30112	11/16/1897	16/92 Deed
Pacific	1272A	30112	11/16/1897	16/92 Deed
Western	1272A	30112	11/16/1897	16/92 Deed

Unpatented Mining Claims
Portions of Sections 35 and 36, Township 7 North, Range 23 East
Alder Creek Mining District, Custer County, Idaho

Name	Date Located	Date Recorded	County Recordation Document No.	Date Filed w/BLM	BLM IMC Serial No.
White Knob	12/19/94	12/20/94	207977	12/21/94	174816
Telephone	12/19/94	12/20/94	207978	12/21/94	174817
Oriental	12/19/94	12/20/94	207979	12/21/94	174818
Catherine	12/19/94	12/20/94	207981	12/21/94	174819
Remus	12/19/94	12/20/94	207980	12/21/94	174820
Romulus	12/19/94	12/20/94	207983	12/21/94	174821
Stephen	12/19/94	12/20/94	207982	12/21/94	174822
Artic	1/15/95	1/17/95	208129	2/1/95	174901

MINING LEASE AGREEMENT
(PATENTED AND UNPATENTED MINING CLAIMS)

THIS MINING LEASE AGREEMENT (hereinafter "Agreement") is made and effective the 16th day of March 2000, by and between Honolulu Copper Corporation, a Utah corporation (hereinafter "Owner", whether one or more), whose address is 2927 Mokumoa Street, Honolulu, Hawaii 96819, and SULTANA RESOURCES, LLC, a Idaho Limited Liability Corporation (hereinafter "Sultana"), whose address is 501 West Broadway, Suite 300A, Idaho Falls, ID. 83404.

1.0 INTERESTS GRANTED

1.1 GRANT OF LEASE. In consideration of Ten Dollars ($10.00) and other good and valuable consideration, and in further consideration of the mutual covenants set forth herein, Owner does hereby grant, lease, let, give and demise to Sultana, solely for the purposes stated herein, all of those certain patented and unpatented mining claims situated in Custer County, State of Idaho, being more particularly described in Exhibit "A" attached hereto and made a part hereof, together with all ore, minerals, and mineral substances of every nature and character, whatsoever (hereinafter "Premises"), together with all rights hereafter acquired by Owner to the Premises.

1.2 EXCLUSION. Anything in this Lease to the contrary notwithstanding, specifically excluded from this lease are the following:

(a) Aerial Tramway Headhouse Structure
(partially on Blue Jay and partially on Pasha abandoned mining claims described on Exhibit "A" and on property claimed by the U.S. Forest Service)

(b) Cliff City Smelter/Mill/ and Cabin Sites
(Pacific Millsite and Atlantic Millsites Parcels)

(c) Any Aerial tramway support towers still standing.

(d) Remaining smelter buildings at old smelter site at bottom of "mine hill".

(e) Remnants of "Whiteknob" townsite.

(f) Sections of the Shay Railroad roadbed.
(Those roadbed sections that traverse Honolulu Copper Company property as a part of a larger plan to convert the entire roadbed, including the trestle structure [BLM], to a trail system.)

Together with reasonable surrounding areas, respectively, and reasonable accesses to be determined by a majority of the members of a Steering Committee consisting of a representative from the Challis Field Office of the Bureau of Land Management, the Salmon/Challis National Forest, the White Knob Historic Preservation Committee, Honolulu Copper Company, and Lessee, Sultana Resources, L.L.C.

The White Knob Historical Preservation Committee shall be permitted to preserve and protect the sites and structures identified above by partial restoration, signs or the erection of some safety fencing in the immediate proximity of the said sites and structures.

Provided, however, that in the event it is determined by the Lessee, or any of its assigns, that good mining practice requires the invasion of any of the above mentioned sites or structures, the Lessee or any of its assigns may proceed accordingly with the desired mining activity, but in so doing shall comply, as and when may be required, with the National Preservation Act of 1966, as amended (36 CFR Part 800).

1.3 GRANTS OF RIGHTS. Owner hereby grants to Sultana the following exclusive rights to be exercised upon and with respect to the Premises:

(a) To enter the Premises to survey, explore, prospect, drill, develop, mine, cross-mine, stockpile, remove, leach, concentrate, mill, smelt, beneficiate, process, ship, and market without limitation, all ores, metals, minerals, tailings, concentrates, and all other mineral substances and products of every nature and character whatsoever (hereinafter "Minerals");

(b) To construct, use, maintain, repair, replace, and relocate buildings, ore bins, shafts, declines, inclines, tunnels, drifts, open pits, reservoirs, tailings ponds, waste dumps, ore stockpiles, roads, power, and communication lines, and any other structures and facilities;

(c) To use the Premises for the storage or permanent disposal of Minerals, water, waste, or other materials produced from the Premises or other real property;

(d) To use all easements, means of access and rights-of-way for ingress and egress to and from the Premises;

(e) To appropriate, develop, use, consume, drain, and dispose of all water on or appurtenant to the Premises;

(f) To use any mining method, whether or not the method is in general use at the time of the execution of this Agreement, including, without limitation, underground mining, surface mining, and in situ mining;

(g) To exercise all other rights which are incidental to any and all of the rights referred to herein; and

(h) To use the Premises for all of the purposes stated in this Section in conjunction with Sultana's activities on other properties.

2.0 TERM OF AGREEMENT

2.1 This Agreement is granted for an initial term of ten (10) years from the date hereof (hereinafter "Primary Term") and for so long thereafter as mining, production, processing, or development is in progress on the Premises or advance royalty payments are being made pursuant to Section 3.1 (hereinafter "Extended Term").

3.0 PAYMENTS

3.1 ANNUAL ADVANCE ROYALTY PAYMENTS. Sultana shall pay to Owner the annual advance royalty payments (hereinafter "Advance Royalty Payments") on the dates and in the amounts set forth below. All Advance Royalty Payments paid to Owner shall be credited against any production royalties that accrue, as provided in Section 3.2(f) (CREDIT/OFFSET). Owner shall have no obligation whatsoever to refund Advance Royalty Payments. Sultana shall have the right to prepay any Advance Royalty Payment. The Advance Royalty Payments shall be in lieu of any obligation, expressed or implied, to explore or develop the Premises or perform any work thereon except as may be otherwise provided in this Agreement.

ADVANCE ROYALTY PAYMENT SCHEDULE

Amount	Due Date
$10.00	Upon execution of this Agreement by Owner and Sultana.
$10.00	On or before the First Anniversary of this Agreement.
$10.00	On or before the Second Anniversary of this Agreement.
$10.00	On or before the Third Anniversary of this Agreement.
$10.00	On or before the Fourth Anniversary of this Agreement.
$10,000.00	On or before the Fifth Anniversary of this Agreement.
$75,000.00	On or before the Sixth Anniversary of this Agreement and each anniversary year thereafter while this Agreement remains in effect.

3.2 NON-PARTICIPATING PRODUCTION ROYALTY

(a) Net Smelter Returns. After the commencement of production of Minerals from the Premises, Sultana shall pay Owner a non-participating production royalty (hereinafter "Production Royalty") of three percent (3%) of the Net Smelter Returns (hereinafter "NSR") from Minerals produced from the Premises during the term of this agreement. For purposes herein, NSR shall be defined to mean the entire proceeds received from a smelter, refinery, reduction

works, leaching and solvent extraction/electrowinning operations refinery, or other purchaser or user from the sale or other disposition of Minerals produced from the Premises. the sales price for which shall be determined pursuant to Section 3.2(b), less, but only to the extent actually incurred and borne by Sultana:

(i) all actual charges and costs, including insurance, for transportation of Minerals from Sultana's Premises to a concentrator or other place of treatment, whether transported by Sultana or a third party;

(ii) all actual charges, costs, deductions, and penalties for treatment. smelting and refining the Minerals (including any umpire charges) after said Minerals leave Sultana's processing facility at or near the Premises. For example, if Sultana produces a copper concentrate or a gold and/or silver concentrate at its processing facility, it shall be entitled to deduct all charges, costs, deductions, and penalties incurred by it in smelting and refining that concentrate into a final product for sale. If Sultana produces copper cathode or a gold and/or silver dore at its processing facility, which requires further refining, it shall be entitled to deduct all charges, costs, deductions, and penalties incurred by it in such further refining or processing. If Minerals are transported, processed, treated, smelted or refined by Sultana or an affiliate of Sultana, the terms of charges, costs, penalties and deductions thereof used for calculating the NSR shall be no less favorable to owner than those which would be extended to a non-affiliate party in an arms-length transaction for transportation, treatment, smelting, or refining of a like quantity and quality of such Minerals:

(iii) severance, production, ad valorem, sales, and any other similar taxes or fees (excluding income taxes) on Minerals mined from the Premises.

(b) Sales Price. Sales Price (hereinafter "Sales Price") with respect to high-grade copper means and shall be deemed conclusively for purposes of this Agreement to be the average COMEX first position settlement price for high-grade copper as quoted in The Wall Street Journal during the calendar month in which the sale is deemed to have occurred, or, in the absence of such a published price, as mutually agreed to by the parties.

Sales Price for copper, other than high-grade copper, and all other Minerals for purposes of this Agreement shall be the amount received by Sultana for such sale.

Sales Price with respect to gold and silver for purposes of this Agreement shall be deemed conclusively to be the average COMEX first position settlement price

for gold and silver for that calendar month as quoted in Metals Week, or, in the absence of such a published price, as mutually agreed to by the parties.

Sales Price for Minerals other than gold, silver, and copper shall be calculated on the amount of the proceeds actually received by Sultana during the calendar month from the sale of such Minerals, less the deductions specified in Section 3.2(a) above.

(c) If any Minerals from the Premises are sold for processing or treatment to a mill, smelter, or other processing facility owned or controlled by Sultana (or any subsidiary or affiliate of Sultana) or taken in kind by Sultana, then the sums paid to Sultana shall be deemed to be no less than the sums Sultana would have received if the sale had been to an independent mill, smelter, or processing facility reasonably available to Sultana at the time of delivery and after deducting those costs, charges, penalties, and taxes which are indicated in the definition of NSR set forth in Section 3.2(a) above.

(d) The parties agree that Sultana shall have no obligation to account to the Owner for, and the Owner shall have no interest or right of participation in, any profits or proceeds of future contracts, forward sales, hedging, or any other similar marketing mechanisms employed by Sultana or its affiliates with respect to any Minerals produced from the Premises. Sultana shall have no obligation to fulfill any futures contracts, forward sales, hedging, or other contracts, which Sultana or any of its affiliates may hold, with Minerals produced from the Premises.

(e) Owner shall be paid Production Royalty payments monthly, on or before the 30th day of the month following each calendar month of production during which Minerals from the Premises are sold or deemed to be sold. All Production Royalty payments shall be made to Owner at a single address or account designated by Owner.

(f) Credit Offset. All Advance Royalty Payments paid to Owner shall be fully recoupable as a credit and offset against any Production Royalty payments that may accrue during the term of this Agreement as provided in Section 3.1 above.

3.3 PAYMENT METHOD. All payments owing to the Owner shall be paid by check or wire transfer. Owner shall be paid Production Royalty payments monthly, on or before the 30th day of the month succeeding each calendar month that Sultana receives proceeds from the sale of Minerals produced from the Premises. All payments shall be made to the Owner at the address specified in Section 11.3 (NOTICES). Owner may designate a different receiving address or account consistent with Section 11.3. In the event of a present or future division of ownership interest, a single payment sent to the owner's address or different address or account, as may be designated, shall constitute full satisfaction of Sultana's obligation to pay royalties.

and Sultana shall be relieved from any responsibility and liability for the division of disbursements as among the various Owners.

4.0 WORK COMMITMENT

Subject to Sultana's right under Section 7.0 to terminate this Agreement, Sultana shall endeavor to exercise its best efforts to secure a State of Idaho Permit to Operate and place the Premises into production.

5.0 OWNER'S RIGHTS, COVENANTS, AND OBLIGATIONS

5.1 OWNER'S WARRANTIES. Owner covenants, warrants, and represents that except as may be specifically set forth on Exhibit A:

(a) Owner owns the entire undivided title and interest in and to the Premises, except for paramount title in the United States as to the unpatented mining claims and mill sites included in the Premises; that Owner is in possession of the Premises; that Owner has the right to enter into this Agreement; that Owner knows of no other person claiming any interest in the Premises or the ground covered thereby; and that the Premises is free from all liens and encumbrances, except liens for property taxes not yet due and payable;

(b) Sultana may, at its sole discretion, take all action reasonably necessary, including judicial proceedings, to remove any clouds from or cure any defects in Owner's title to the Premises. Owner agrees to cooperate with Sultana in any such action taken. Sultana may recover from any payments thereafter to become due to Owner hereunder and all costs and expenses, including attorney's fees, incurred by Sultana in any such action;

(c) The unpatented mining claims and mill sites included in the Premises have been properly located, and that for each assessment year assessment work has been performed, or other steps taken in accordance with law, for the benefit of the claims; provided, however, Owner does not represent or warrant that any of the unpatented mining claims contain a discovery of valuable minerals and hence is not representing or warranting the validity of the claims;

(d) The location notices or location certificates for the unpatented mining claims included in the Premises have been properly filed in both the recording office of the county where the claims are located and in the proper office of the Bureau of Land Management pursuant to Section 314(b) of the Federal Land Policy and Management Act of 1976, 43 U.S. C. Section 1744(b) and as amended by the Omnibus Budget Reconciliation Act of 1993;

(e) Evidence of assessment work, notices of intention to hold, or payment of required holding or maintenance fees have been properly recorded in

the proper county recording office and filed in the proper office of the Bureau of Land Management pursuant to 314(a) of the Federal Land Policy and Management Act of 1976, 43 U.S.C. Section 1744(a) and as amended by the Omnibus Budget Reconciliation Act of 1993, as required, for each assessment year to and including the assessment year ending September 1, 1999; and

(f) Owner is not aware of nor has Owner received notice from any federal, state, or local governmental agency that there exists on the Premises any physical or environmental condition which constitutes a violation of any applicable federal, and state or local governmental law, regulation, or ordinance. Owner agrees to indemnify and hold harmless Sultana from any and all claims, liabilities, and damages, including attorney's fees and costs, arising from or relating to any physical or environmental condition existing on the Premises as of the effective date or arising from or relating to Owner's acts or activities with respect to the Premises occurring on or before the effective date or on or after the date of termination of this Agreement.

(g) Owner is a corporation duly incorporated and is in good standing in its jurisdiction of incorporation and that it is qualified to do business and is in good standing in those jurisdictions where necessary in order to carry out the purposes of this Agreement;

(h) Owner has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all corporate and other actions required to authorize it to enter into and perform this Agreement have been properly taken;

(i) Owner will not breach any other agreement or arrangement by entering into performing this Agreement; and

(j) That this Agreement has been duly executed and delivered by Owner and is valid and binding upon Owner in accordance with its terms.

5.2 TITLE. Upon request by Sultana, Owner shall provide Sultana with recording data with respect to location notices and certificates, affidavits of annual labor deeds, easements, or other documents, which bear upon Owner's title to the Premises, and shall provide Sultana with copies of all such documents and all title reports and abstracts in Owner's possession or control. Owner shall, upon Sultana's request, record any such document in Owner's possession or control, which has not been recorded and which reasonably needs to be recorded.

5.3 LESSER INTEREST. Without impairment of the covenants and warranties of title contained in this Agreement, if Owner owns less than the entire undivided estate in the Premises, all Agreement payments, except advance royalty payments, shall be proportionately reduced, and all payments due under this Agreement shall be payable to Owner only in the proportion that Owner's actual ownership interest in the Premises bears to the whole and undivided estate.

5.4 AFTER-ACQUIRED RIGHTS. Should Owner acquire any right or interest in the Premises or in any property within the boundaries of the Premises while this Agreement is in effect, Owner shall promptly notify Sultana in writing of the acquisition. At Sultana's sole election, such right or interest shall become part of the Premises and subject to this Agreement and Owner shall sign, acknowledge, and deliver to Sultana an Amendment to this Agreement and to the Memorandum of this Agreement so as to include such right or interest.

5.5 INSPECTION

(a) Owner and its agents, employees, or personal representatives, duly authorized in writing, may inspect the activities of Sultana on the Premises during normal business hours, provided, however, that (i) such inspection shall be made upon no less than twenty-four (24) hours prior notice given to Sultana, and (ii) shall at all times be reasonable.

(b) Owner, in the exercise of this right, shall hold Sultana harmless from all claims for damages arising out of any death, personal injury, or property damage sustained by Owner, its agents, employees, or personal representatives while in or upon the Premises, unless such death or injury arises as a proximate result of the negligence of Sultana.

5.6 TAXES

(a) Owner shall pay all taxes, levies, and assessments (hereinafter "Taxes") levied against the Premises. Sultana, upon presentation of evidence of payment by Owner, shall reimburse Owner for all Taxes levied against the Premises during the term of this Agreement. Taxes payable for the calendar year in which this Agreement is terminated shall be apportioned between Sultana and Owner, Sultana to bear that proportion of the Tax attributable to that part of the calendar year in which the Agreement is in effect.

(b) All Taxes shall be paid when due and before delinquent, but neither Owner nor Sultana shall be under any obligation to pay any Tax so long as the Tax is being contested in good faith and by appropriate legal proceedings and the non-payment thereof does not adversely affect any right, title, or interest of either party in or to the Premises. In the event of default in payment of any Tax, Sultana may pay, at its sole election, such sums as may be due thereby and deduct such payment from any sums due Owner pursuant to this Agreement.

5.7 DATA. Upon the execution of this Agreement, Owner shall make available to Sultana all drill core and copies of all geological, geophysical, geochemical, and engineering data and maps, logs of drill holes, results of assaying and sampling, and disclose all additional data and information Owner has knowledge of which may impact Sultana's rights and obligations under this Agreement.

6.0 SULTANA'S WARRANTEES, COVENANTS AND OBLIGATIONS

6.1 SULTANA'S WARRANTIES. Sultana covenants, warrants, and represents that:

(a) Sultana is a limited liability company duly organized and is in good standing in its jurisdiction of organization and that it is qualified to do business and is in good standing in those jurisdictions where necessary in order to carry out the purposes of this Agreement;

(b) Sultana has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all organizational and other actions required to authorize it to enter into and perform this Agreement have been properly taken;

(c) Sultana will not breach any other agreement or arrangement by entering into or performing this Agreement;

(d) That this Agreement has been duly executed and delivered by Sultana and is valid and binding upon Sultana in accordance with its terms.

6.2 OPERATIONS

(a) Exploration, Mining, and other Operations. Sultana shall conduct all operations on the Premises in good and workmanlike manner and in accordance with accepted mining practices. All decisions with respect to exploration, development, and mining of the Premises and the selling of Minerals from the Premises, including all decisions regarding the commencement, suspension, resumption, or termination of any operation, shall be made by Sultana in its sole discretion.

(b) Compliance with Laws and Regulations. Sultana shall comply with all valid state, federal, and local laws and regulations governing its operations on the Premises. If this Agreement is inconsistent with or contrary to any law or regulation, the law or regulation shall control and this Agreement shall be deemed to be modified accordingly.

(c) Maintenance/Roads. Sultana agrees to maintain all existing roads, camps, drill sites, and mines used by it in good and workmanlike manner. Sultana may construct and maintain, at its own expense, any additional roads deemed to be reasonably necessary or convenient for the conduct of Sultana's operations on the Premises or on other property. All additional roads shall be constructed and maintained in such a manner as to bear the traffic necessary to Sultana's operations. Owner may use any additional road so long as its use does not interfere with Sultana's use.

(d) Cross-Mining Rights and Access. During the term of this Agreement, Sultana is hereby granted the right, if it so elects, to possess and use all or any part of the Premises and any or all structures, facilities, tunnels, shafts, pits, openings, ditches, pipelines, equipment, machinery, roads, haulage ways, and other improvements or appurtenances existing thereon or thereunder for the purpose of developing, producing, removing, extracting, mining, stockpiling, storing, depositing, and transporting Minerals from any adjoining or nearby property owned, controlled, or operated by Sultana as part of an operation, including the Premises, and for any other purposes, including access, connected with exploration, development, production, or reclamation operations on such adjoining or nearby property.

(e) Tailings and Residue. All tailings and other residue resulting from extraction, milling, processing, dumping, or other operations upon the Premises shall be the sole and exclusive property of Sultana, subject, however, to Production Royalty payments for the processing or further processing thereof. Such tailings and other residue remaining on or in the Premises after expiration of the twelve (12) month period following termination of this Agreement shall become the property of Owner.

(f) Mining Activity -- Historic Preservation All mining activity by the Lessee, or any of its assigns, on Honolulu Copper Company property shall comply, as and when may be required, with the National Preservation Act of 1966, as amended (36 CFR Part 800).

6.3 COMMINGLING. Sultana shall have the right to commingle the Minerals produced from the Premises with similar ore or minerals from other properties owned, leased, or controlled by Sultana; provided, however, that before commingling Sultana shall calculate from representative samples the average grade of the Minerals from the Premises and shall either weigh or volumetrically calculate the number of tons of ore from the Premises to be commingled. As upgraded products (such as dore or concentrates) are produced from the commingled Minerals, Sultana shall calculate from representative samples the average percent recovery of such upgraded products produced from the commingled Minerals. In obtaining representative samples and calculating the average grade of commingled ores and average percentage of recovery, Sultana may use any procedures generally acceptable in the mining and metallurgical industry which Sultana reasonably believes to be accurate and cost effective for the type of mining and processing activity being conducted, and Sultana's choice of procedures shall be final and binding on the Owner. In addition, comparable procedures may be used by Sultana to apportion among the commingled Minerals any penalty charges imposed by the refiner on commingled Minerals or concentrates. The records relating to commingled Minerals shall be available for inspection by the Owner, at the Owner's sole expense, at all reasonable times.

6.4 INDEMNITY. Sultana shall hold Owner harmless from all claims, loss, liability, liens or expense of any kind, including attorney's fees and including, but not limited to, applicable environmental laws and regulations, arising from or related to Sultana's activities on

the Premises, excepting therefrom such claims or liability caused by the negligence or willful misconduct of Owner, its agents, or employees. Sultana shall indemnify Owner against any such claims or liability, including all costs and reasonable attorney's fees incurred by Owner in defending against such claim or liability.

6.5 INSURANCE. In addition, Sultana shall maintain sufficient general liability insurance of not less than One Million Dollars ($1,000,000.00) issued by a qualified insurance carrier to protect both owner and Sultana from all claims from personal injury and death, whether the claims are under a workers' compensation act or otherwise, that may arise from operations under this lease agreement. Sultana shall file certificates of this insurance with owner. Insurance shall be subject to the reasonable approval of owner for adequacy of protection and approval of the insurer.

6.6 ADVERSE CLAIMS. In case of suit, adverse claim, dispute or questions, as to the ownership of the Premises, the Advance Royalty Payments, or Production Royalties, or any interest therein, payable under this Agreement, Sultana may, at its sole discretion, deposit the payment (or the portion of the payment in dispute, if less than the whole payment is in dispute) into an escrow account and Sultana shall not be held in default in payment thereof until such suit, claim, dispute, or question has been finally disposed of. The instructions for said escrow agent shall specifically include directions to the escrow agent to invest the deposited funds for maximum economic return consistent with said escrow agent's investment policy including, but not limited to, debt obligations of the United States Government, mutual investment trust funds invested primarily in obligations of the United States Government or its agencies (i.e., so-called "Money Market" Funds such as the Capital Preservation Funds), and certificates of deposit or savings accounts of any bank or savings and loan association insured by an instrumentality of the United States Government. In the event payments are deposited in an escrow account, Sultana shall be entitled to recover all escrow fees and other costs incurred by Sultana in establishing and maintaining an escrow account. Any payments so withheld shall be paid within thirty (30) days after Sultana has been furnished with the original instruments disposing of the suit, claim, or dispute (or certified copies thereof), or after Sultana has been furnished with proof sufficient, in Sultana's opinion, to settle the question. If the rights or interests granted Sultana hereunder are disputed, it shall not be counted against Sultana either as affecting the term of the Agreement (which shall be extended by the period of dispute) or for any other purpose, and Sultana may withhold all payments due Owner hereunder until there is a final adjudication or other determination of the dispute.

6.7 BOOKS, RECORDS, AND INFORMATION

(a) Sultana shall keep accurate records of Minerals derived and sold from the Premises and of calculations relative to Production Royalty payments and commingled ore from the Premises. Production Royalty payments and adjustments shall be accompanied by a statement of Production Royalty payment calculations, deductions, and adjustments. Within ninety (90) days following the end of each calendar year, Sultana shall furnish Owner an unaudited year-end statement showing the amount of Production Royalties paid Owner during the year. All year-end statements shall be conclusively presumed true and correct

two (2) years from the date furnished Owner, unless within said period Owner takes written exception, specifying with particularity the items excepted to and the ground of each exception. Upon thirty (30) days prior written notice, Owner shall be entitled to an annual independent audit of the matters covered by the statement, during normal business hours and at Owner's expense, provided it selects for the audit an accounting firm of recognized standing, at least one of whose members is a member of the American Institute of Certified Public Accountants.

(b) In the event Sultana relinquishes the Premises, Sultana shall promptly supply to Owner copies of all of Sultana's data pertaining to the Premises including, but not limited to, core analysis, drill hole logs, and assays taken from the Premises, maps, reports, models, and diagrams pertaining ot the Premises. Such information shall be solely for the benefit of Owner and sultana makes no representation or warranty as to the accuracy or completeness of any such data or information, and shall not, in any way, be liable on account of any use by Owner or any other person of any such data or information. Sultana shall not be responsible for any loss or destruction of drill core.

6.8 RECLAMATION. Sultana shall comply with all state and federal laws and regulations relating to mined land reclamation.

6.9 ASSESSMENT WORK/MAINTENANCE FEES

(a) Sultana shall perform the assessment work, or pay any mining claim holding or maintenance fee which may be required by law in lieu of assessment work, for the benefit of the unpatented mining claims included in the Premises for every assessment year in which Sultana continues this Agreement beyond August 1 of the assessment year.

(b) Sultana shall not be liable nor in default under this Agreement on account of holdings by any court or governmental agency that the effect of the work so elected and performed by Sultana does not constitute the required annual assessment work for the purposes of preserving title to such unpatented mining claims provided that the assessment work performed by Sultana hereunder shall be of a kind generally accepted as assessment work, and that Sultana has expended a total amount sufficient to meet the minimum requirements with respect to all of the unpatented claims.

(c) Sultana shall be relieved of its obligation to perform assessment work for any period in which assessment work is not required or is suspended, or a holding or maintenance fee is required in lieu of assessment work, and Sultana shall have the benefit of subsequent laws enacted which relate to assessment work, including any laws extending the time within which to perform assessment work.

(d) For each year in which Sultana performs assessment work or pays the required holding fee or maintenance fee and this Agreement continues beyond August 1, it will record in the office where the location notices or location certificates are recorded, and in any other proper office in the county (or recording district) in which the claims are located, and in the proper office of the Bureau of Land Management, an affidavit of assessment work or other document complying with the requirements of state law and the Federal Land Policy and Management Act of 1976 and the regulations implementing and supplementing the Act and any modifications or amendments thereto.

6.10 AMENDMENTS, RELOCATIONS, AND PATENTS. During the term of this Agreement, Sultana shall have the right, but not the obligation, to amend or relocate any or all of the unpatented mining claims included in the Premises, to locate placer claims on ground theretofore covered by lode claims and vice versa, to locate mill sites on ground theretofore covered by mining claims and vice versa, and to locate any fractions resulting from the location, amendment, or relocation of mining claims or mill sites. Sultana may at its discretion apply for a patent, in Owner's name, for any or all of the unpatented mining claims. All expenses authorized by Sultana in connection with locating, amending, or relocating mining claims or mill sites, or prosecuting patent proceedings shall be borne by Sultana. Owner agrees to reasonably cooperate with Sultana if Sultana elects to apply for a patent on the unpatented mining claims. The rights of Sultana under this Agreement shall extend to all such locations, amended locations, relocations, and patented mining claims and mill sites. The issuance of a patent on any or all of the unpatented mining claims included in the Premises shall not reduce the Production Royalty payable to Owner hereunder except as provided in Section 3.2(f) hereof.

7.0 TERMINATION, SURRENDER, AND DEFAULT

7.1 DEFAULT. In the event Sultana fails to comply with any of the provisions of this Agreement, and in the further event Sultana does not initiate and diligently pursue steps to correct the default within thirty (30) days after written notice has been given to it by Owner specifying with particularity the nature of the default, then upon the expiration of the thirty (30) day period, all rights of Sultana under this Agreement, except as provided hereunder and in Section 6.4 (REMOVAL OF PROPERTY), shall terminate, and all liabilities and obligations of Sultana, except those liabilities existing on the date of termination, shall terminate. Any default claimed with respect to the payment of money may be cured by the deposit in escrow in the manner set forth in Section 6.5 (ADVERSE CLAIMS), of the amount in controversy (not including claimed consequential, special, exemplary, or punitive damages) and the giving of notice of the deposit to Owner, the amount to remain in escrow until the controversy is resolved or until there has been a final determination of the controversy by arbitrators or a court of competent jurisdiction.

In the event Sultana, by notice given to Owner, disputes the existence of a default, then this Agreement shall not terminate hereunder unless Sultana does not initiate and diligently pursue steps to correct the default within thirty (30) days after the default has been determined by a final decision of arbitrators or a court of competent jurisdiction.

(b) In the event of a delay caused by Force Majeure, Sultana shall exercise reasonable diligence to resume its obligations and activities pursuant to this Agreement.

(c) Sultana shall have the right to determine and settle any strike, lockout, or industrial disturbance in its sole discretion, and the aforesaid requirement of exercising reasonable diligence to resume operations shall not require Sultana to accede to any demand or position of any other party involved in such strike, lockout, or industrial dispute.

(d) If, at any time during the term of this Agreement, including any extensions thereto, mining, processing, or marketing operations are for good cause determined by Sultana to be uneconomic due to unavailability of suitable market for ores, minerals, or other products from the Premises, prevailing costs of mining, processing, or marketing with respect to prices available for minerals, or other products from the Premises, unavailability of equipment or competent labor, or imposition of governmental statutes, requirements or regulations making it impractical to carry out such operations, Sultana shall have the right, from time to time, to temporarily discontinue operations hereunder for a cumulative period not to exceed ten (10) years. Provided, however, that during any period of discontinuance advance royalty payments shall continue to be made as provided in Section 3.1 above. In each such event, Sultana shall, within thirty (30) days of the expiration of each lease year in which such temporary discontinuance occurs, notify Owner of the total period of each discontinuance during such year.

(e) Notwithstanding the above, Sultana shall not be excused by Force Majeure from the obligation to make any payments arising under this Agreement, including but not limited to, advance royalty payments.

9.0 RIGHT OF FIRST OFFER

If Owner desires to transfer all or any part of its interest in the Premises, in this Agreement, or in the Payments to any third party (excluding however, subsidiary or affiliate corporations of Owner as long as they remain subsidiaries or affiliates), Sultana shall have the right of first offer to acquire such interest as provided for in this Section 9.0.

(a) If Owner intends to transfer all or any part of its interest in the Premises, in this Agreement, or in the Payments, Owner shall promptly notify Sultana of its intentions. The notice shall state the price and all other pertinent terms and conditions of the intended transfer, which shall be for a monetary consideration only. Sultana shall have sixty (60) days from the date such notice is delivered to notify Owner whether it elects to acquire the offered interest at the same price and on the same terms and conditions as set forth in the notice. If Sultana does so elect, the transfer shall be consummated promptly after notice of such election is delivered to the Owner.

7.2 TERMINATION. Sultana may terminate this Agreement at any time by giving Owner written notice at least thirty (30) days prior to the actual date of termination. Upon the effective date of termination, all rights of Sultana under this Agreement with respect to the Premises shall terminate except as provided for in Section 7.4 (REMOVAL OF PROPERTY) and all obligations of Sultana with respect to the Premises shall terminate (except for liabilities created by Sultana prior to the effective date of termination). Notwithstanding anything to the contrary contained herein, and for further clarification, if Sultana delivers a notice of termination to Owner prior to August 1 of any year, Sultana shall have no obligation to perform any assessment work or pay any mining claim holding or maintenance fee that may be required to maintain any unpatented mining claims which are subject to this Agreement.

7.3 RIGHTS NOT TO BE SUSPENDED. Any dispute between the parties or resolution thereof relating to this Agreement shall not interfere with nor affect any right Sultana or Honolulu Copper may have under this Agreement.

7.4 REMOVAL OF PROPERTY. For a period of twelve (12) months following the termination of this Agreement, Sultana shall have the right, but not the obligation, except as required by law or regulation, to remove from the Premises all broken or stockpiled Minerals (subject to the obligation to pay Production Royalties provided for in this Agreement), dumps, tailings, and residue, and all buildings, structures, machinery, equipment, personal property, fixture, and improvements owned by Sultana or erected or placed on the Premises by Sultana. Sultana may keep one or more watchmen on the Premises during the twelve-month period.

8.0 FORCE MAJEURE

(a) Sultana's failure to perform or to comply with any of the covenants or conditions under this Agreement by a condition of Force Majeure shall not be grounds for default, cancellation, termination, or forfeiture of this Agreement. Force Majeure means any cause or condition beyond Sultana's reasonable control during which time failure to perform under this Agreement is caused or compliance with prevented by severe weather, explosion, unusual mining casualty, damage to or destruction of mill or mill plant facility, fire, flood, civil or military authority, insurrection, strikes, riots, fuel shortages not due to the negligence or lack of diligence by Sultana, judicial orders, litigation, governmental actions, policies or regulations, which substantially restrict or inhibit Sultana's operations on the Premises, inability to obtain any license, permit, or other authorization that may be required to conduct operations on the Premises, acts of God, or any circumstance or condition beyond the control of Sultana. In the event Sultana for good cause claims the existence of a condition of Force Majeure, Sultana shall be excused from and not held liable for such failure to perform or comply, and Sultana shall promptly notify Owner in writing of such occurrence, describe the estimated extent of any delays likely to result therefrom, and shall similarly so notify the Owner upon cessation of the condition of Force Majeure. The term of this Agreement shall be extended for an additional period equal to the duration of the period of Force Majeure.

(b) If Sultana fails to so elect within the period provided for in Section 9.0(a), Owner shall have one hundred eighty (180) days following the expiration of such period to consummate the transfer to a third party at a price and on terms no less favorable to the Owner than those set forth in the notice required in Section 9.0(a) above. If Owner consummates the transfer to a third party, Owner will promptly notify Sultana in writing of the transfer and will provide Sultana with documentation of the terms of the transfer.

10.0 ASSIGNMENT OF RIGHTS

(a) Sultana and Owner may assign all or any portion of their rights under this Agreement, subject to the provisions set forth below.

(b) Owner's right to assign any interest under this Agreement shall be subject to Sultana's right of first offer as set forth in Section 9.0. No change or division of the ownership of the Premises or the payments provided for herein, however accomplished, shall enlarge the obligations nor diminish the rights of Sultana. Owner covenants that any change in ownership shall be accomplished in such a manner that Sultana shall be required to make payments and to give notices to but one person, firm, or corporation. No change or division in ownership shall be binding on Sultana until thirty (30) days after Owner has delivered Sultana a certified copy of the recorded instrument evidencing the chance or division.

11.0 GENERAL PROVISIONS

11.1 MEMORANDUM. Sultana and Owner agree to enter into a Memorandum of this Agreement for the sole purpose of giving notice of the existence of this Agreement. Sultana may record the Memorandum or this Agreement, or both, as it may elect.

11.2 ADDITIONAL DOCUMENTS. Owner shall provide Sultana with such additional title documents as may be necessary to carry out the purposes of this Agreement. If conditions change by reason of conveyances, assignments, or other matters relating to the title or description of the Premises, Owner and Sultana shall execute amendments to this Agreement and the Memorandum, and any other documents which may be necessary or convenient to reflect the changed conditions.

11.3 NOTICES. Any notice required or desired to be given under this Agreement shall be effective when personally served upon the party to be given such notice at the address designated below when deposited in the United States mail, certified return requested, or registered with Postage thereon fully paid, when deposited with an express courier, or transmitted by telecopier, telex, or other electronic means of written communication. Until notified otherwise in writing, the addresses for such notices shall be:

Owner: Honolulu Copper Corporation
2927 Mokumoa Street
Honolulu, Hawaii 96819
Telephone: 808-839-2781
Fax: 808-839-2002

with copy to:
Macoy A. McMurray, Esq.
Attorney at Law
The Hermes Building, Suite 300
455 East South Street
Salt Lake City, Utah 84111

Sultana: Sultana Resources, LLC
501 West Broadway, Suite 300A
Idaho Falls, ID 83004
Telephone: (208) 523-2889
Fax: (208) 523-4451

No change in address shall be binding on the other party until thirty (30) days after notice is communicated in the above manner. Routine or regular periodic reports and statements hereunder may be sent by regular mail so addressed.

11.4 SEVERABILITY. Should any court or administrative body of competent jurisdiction determine that any part, term, or provision of this Agreement is unenforceable, illegal, or in conflict with any state, federal, or local law, then, such part, term, or provision shall be considered severable from the rest of the Agreement, and the remaining provisions of the Agreement shall not be thereby affected, and this Agreement shall be construed and enforced as if the Agreement did not contain such part, term, or provision.

11.5 SOLE AGREEMENT. This Agreement, together with its exhibits, contains the entire agreement by and between Owner and Sultana and no oral agreement, promise, statement, or representation, which is not contained herein, shall be binding on the parties. This Agreement shall not be modified or amended except by a writing signed by the parties hereto.

11.6 BINDING EFFECT, CONSTRUCTION, AND ENFORCEMENT. All covenants, conditions, and terms of this Agreement shall be of benefit to and run with the Premises and shall bind and inure to the benefit of the parties hereto, their respective heirs, successors, personal representatives and assigns. This Agreement shall be construed and enforced in accordance with the laws of the State of Idaho.

11.7 TITLES. The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

11.8 RELATIONSHIP. Nothing contained in this Agreement shall be construed or deemed to create or constitute a joint venture, mining partnership, commercial partnership, or other partnership in relation.

11.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original. If any person named as Owner does not execute this Agreement, it shall nevertheless be binding upon those persons executing it.

11.10 HOMESTEAD. Owner hereby releases and relinquishes any right of homestead exemption which Owner may have in the Premises or in the Minerals.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

HONOLULU COPPER CORPORATION

By: ______________________
Ross W. Moody
President

Tax I.D.# 87-0293251

SULTANA RESOURCES, LLC.

By: ______________________
Lonnie W. Mollberg
Managing Director

STATE OF Utah)
) ss.
COUNTY OF Salt Lake)

The foregoing instrument was acknowledged before me this 8th day of March, 2000, by Ross W. Moody as President of Honolulu Copper Corporation, a Utah corporation.

Notary Public: ______________________

[SEAL]

My Commission Expires:
4/15/01

NOTARY PUBLIC
MACOY A. MCMURRAY
455 East 500 South, #300
Salt Lake City, UT 84111
My Commission Expires
April 15, 2001
STATE OF UTAH

STATE OF Idaho)
:ss:
COUNTY OF Bonneville)

. The foregoing instrument was acknowledged before me this 16th day of March 2000, by Lonnie W. Mollberg, Managing Director of Sultana Resources, LLC a Idaho limited liability corporation.

WITNESS my hand and official seal.

CONNIE L. CHADWICK NOTARY PUBLIC STATE OF IDAHO

Notary Public: Connie L. Chadwick

[SEAL]

My Commission Expires: 12-08-2004

EXHIBIT A

To

MINING LEASE AGREEMENT

between

HONOLULU COPPER CORPORATION AND SULTANA RESOURCES, LLC.

DESCRIPTION OF PREMISES

Patented Mining Claims

Portions of Section 1, Township 6 North, Range 23 East
Portions of Section 35 and 36, Township 7 North, Range 23 East
Portions of Section 31, Township 7 North, Range 24 East
Alder Creek Mining District, Custer County Idaho

Claim Name	U.S. Mineral Survey Number	Patent Number	Patent Date	Patent Recording
Atlantic Millsite	1272B	30112	11/16/1897	16/92 deed
Blue Jay	2855	729417	1/22/1920	16/92 deed
Blue Jay No. 1	2842	809603	6/10/1921	16/92 deed (1/2 interest)
Blue Jay No. 2	2842	809603	6/10/1921	16/78 deed (1/2 interest)
Buene Vista	1887	443615	11/19/1914	6/376 deed
Continental	1887	443615	11/19/1914	6/376 deed
Copper Bullion	1272A	30112	11/16/1897	16/92 deed
Eastern	1272A	30112	11/19/1914	6/376 deed
Hannibal	1887	443615	11/19/1914	6/376 deed
Khedive	1887	443615	11/19/1914	6/376 deed
Leslie W.	1887	443615	11/19/1914	6/376 deed
Midwinter	1272A	30112	11/16/1897	16/92 deed
Occidental	1887	443615	11/19/1914	6/376 deed
Pacific Millsite	1272 B1	30112	11/16/1897	16/92 deed
Pasha	1887	443615	11/19/1914	6/376 deed
Remonitization	1887	443615	11/19/1914	6/376 deed
Rio Vista	1887	443615	11/19/1914	6/376 deed
Sultan	1887	443615	11/19/1914	6/376 deed
Sultana	1887	443615	11/19/1914	6/376 deed
Wellington	1887	443615	11/19/1914	6/376 deed

Unpatented Mining Claims

Portions of Sections 1 and 2, Township 6 North, Range 23 East
Portions of Sections 35 and 36, Township 7 North, Range 23 East
Alder Creek Mining District, Custer County, Idaho

Name	Date Located	Date Recorded	County Recordation Document No.	Date Filed w/BLM	BLM IMC Serial No.
Antelope	6/09/70				18081
Cushing	5/16/70				18082
Decatur	6/09/70				18083
Empire	5/29/70				18084
Evans	5/16/70				18085
Farragut	6/09/70				18086
Gem	5/16/70				18087
General Lawton	10/18/59		17 205		18088
Hamilcar	5/16/70				18089
Mars	5/16/70				18090
Porter	5/16/70				18091
Wainwright	5/16/70				18092
Washington	5/16/70				18093

Unpatented Millsite Claims

Section 33, Township 7 North, Range 24 East
Alder Creek Mining District, Custer County, Idaho

Name	Date Located	Date Recorded	County Recordation Book	Page	Date Filed w/BLM	BLM IMC Serial No
Eastern M.S.	10/8/59					39354
Pasha M.S.	10/8/59		1	93		39355
Sultana M.S.	10/8/59		1	92		39356
Sultan M.S.	10/8/59		1	91		39357
Oriental M.S.	10/8/59		1	91		39358
Wellington M.S.	10/8/59		1	90		39359

C:\Mam\HONOLULU Lease.2000.rev.wpd

MINING LEASE AMENDMENT

THIS MINING LEASE AMENDMENT, hereinafter referred to as "Amendment", made and entered effective the 3rd day of July, 2004, by and between Honolulu Copper, a Utah corporation (hereinafter "Owner", whether one or more), whose address is 2927 Mokumoa Street, Honolulu, Hawaii 96819, Mackay, LLC (successor in interest to Beaver Creek Silver), a Nevada limited liability company (hereinafter "Owner", whether one or more), whose address is 540 Frontage Road, Suite 3030, Northfield, IL 60093, and Sultana Resources, LLC an Idaho limited liability company (hereinafter "Sultana"), whose address is PO Box 51486, Idaho Falls, Idaho 83405.

RECITALS

WHEREAS Sultana has entered into a mining lease with Beaver Creek Silver dated December 20, 1999, and with Honolulu Copper dated March 16, 2000 covering certain patented and unpatented mining claims in the Alder Creek Mining District, Custer County Idaho,

And, whereas all parties hereto acknowledge and agree to an amendment to those leases covering Section 3.1 Annual Payments,

And, whereas Section 3.1 of each and every individual lease calls for Advanced Royalty Payments beginning in the Fifth Anniversary of those Agreements of $10,000.00 and beginning in the Sixth Anniversary of those Agreements of $75,000.00 and each anniversary year thereafter while the agreement remains in effect.

GRANT

1. It is the intention of this Amendment to redefine the Advance Royalty Payment schedules to read and be agreed to by all parties to this Amendment that Section 3.1 of each individual lease shall now be amended to: Advance Royalty Payments beginning in the Fifth Anniversary of those Agreements of $10.00 and beginning in the Sixth Anniversary of those Agreements of $5,000.00 and each anniversary year thereafter while the agreement remains in effect,

2. It is also the intention of this Amendment to redefine a date certain whereby the Mining Leases terminate. It is the responsibility of Sultana, or its affiliate, partnership or joint venture third party, to provide a) a bankable feasibility study, utilizing the economic price for metals, as determined by independent engineering practices, then in effect, justifying placing the property into commercial production, b) a formal plan to place the properties into production and c) a submittal to regulatory agencies for a permit to operate. Should Sultana, its affiliates, partnership or joint venture third party, fail to provide the above referenced milestones by December 31, 2006, then those mining leases with Beaver Creek Silver dated December 20, 1999, and with Honolulu Copper dated March 16, 2000, shall cease and terminate and be declared null and void,

3. All other terms, conditions, covenants and warranties of those mining leases with Beaver Creek Silver dated December 20, 1999, and with Honolulu Copper dated March 16, 2000, shall remain in effect and standing.

IN WITNESS WHEREOF this MINING LEASE AMENDMENT has been effective as of the date first above set forth.

MACKAY, LLC

By: [signature]
Rodney K. Johnson
Title: Manager

HONOLULU COPPER CORPORATION

By: ____________________
Ross W. Moody
Title: ____________________

SULTANA RESOURCES, LLL

By: ____________________
Lonnie Mollberg
Title: ____________________

3. All other terms, conditions, covenants and warranties of those mining leases with Beaver Creek Silver dated December 20, 1999, and with Honolulu Copper dated March 16, 2000, shall remain in effect and standing.

IN WITNESS WHEREOF this MINING LEASE AMENDMENT has been effective as of the date first above set forth.

MACKAY, LLC

By:____________________
Rodney K. Johnson
Title:____________________

HONOLULU COPPER CORPORATION

By: Ross W. Moody
Ross W. Moody
Title: President

SULTANA RESOURCES, LLL

By:____________________
Lonnie Mollberg
Title: managing Director

229488

Custer County Rec. of Rodney K. Johnson
Time 2:30 PM Date 7/6 2004
Ethel M. Peck, Clerk
Ruth Brandon $ 6.00

WARRANTY DEED

Mail to:

Rodney K. Johnson
540 Frontage Road, Suite 3030
Northfield, IL 60093

The Grantor: BEAVER CREEK SILVER COMPANY, INC., a corporation created and existing under and by virtue of the laws of the State of Delaware, for an in consideration of ten dollars ($10.00) and other good and valuable consideration in hand paid, conveys and warrants to MACKAY, LLC, a Limited Liability Company organized under the State of Nevada, Grantee, the following described real estate situated in the County of Custer, State of Idaho, to wit:

(SEE LEGAL DESCRIPTION ATTACHED AS EXHIBIT "A")

subject to: current general real estate taxes;

IN WITNESS WHEREOF, said Grantor has caused its name to be signed to these presents by its President and attested by its Secretary this 28th day of June, 2004.

BEAVER CREEK SILVER COMPANY, INC.

By: [signature]
President

Attest:
Mary S. Cadman
Secretary

STATE OF ILLINOIS) ss.
County of Cook)

I the undersigned, a Notary Public in and for said County, in the State aforesaid, CERTIFY THAT Rodney K. Johnson personally known to me to be the President of Beaver Creek Silver Company, Inc, a Delaware corporation, and Mary S. Cadman personally known to me to be the Secretary of said corporation, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that as such President and Secretary, they signed and delivered the said instrument pursuant to authority given by the Board of Directors of said corporation, as their free and voluntary act, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

Given under my hand and official seal, this 30th day of June, 2004

"OFFICIAL SEAL"
EVANGELENE A. POULOS
Notary Public, State of Illinois
My Commission Expires 10-23-07

Evangelene A. Poulos
Notary Public

Mail subsequent tax bills to Mackay, LLC, 540 Frontage Road, Suite 3030, Northfield, IL 60093

Prepared by: Rodney K. Johnson, 540 Frontage Road, Suite 3030, Northfield, IL 60093

EXHIBIT "A"

To Warranty Deed
dated June 28, 2004

between

BEAVER CREEK SILVER COMPANY, INC. , Grantor and
MACKAY, LLC, Grantee

DESCRIPTION OF PREMISES

Patented Mining Claims

Portions of Section 1, Township 6 North, Range 23 East
Portions of Section 36, Township 7 North, Range 23 East
Alder Creek Mining District, Custer County, Idaho

Claim Name	U.S. Mineral Survey Number	Patent Number	Patent Date	Patent Recording
Atlantic	1272A	30112	11/16/1897	16/92 Deed
Pacific	1272A	30112	11/16/1897	16/92 Deed
Western	1272A	30112	11/16/1897	16/92 Deed

Unpatented Mining Claims

Portions of Sections 35 and 36, Township 7 North, Range 23 East
Alder Creek Mining District, Custer County, Idaho

Name	Date Located	Date Recorded	County Recordation Document No.	Date Filed with BLM	BLM IMC Serial No.
White Knob	12/19/94	12/20/94	207977	12/21/94	174816
Telephone	12/19/94	12/20/94	207978	12/21/94	174817
Oriental	12/19/94	12/20/94	207979	12/21/94	174818
Catherine	12/19/94	12/20/94	207981	12/21/94	174819
Ramus	12/19/94	12/20/94	207980	12/21/94	174820
Romulus	12/19/94	12/20/94	207983	12/21/94	174821
Stephen	12/19/94	12/20/94	207982	12/21/94	174822
Artic	1/15/95	1/17/95	208129	2/1/95	174901